As filed with the Securities and Exchange Commission on December 7, 1998
                                                    Registration No. 333-62749
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                              AMENDMENT NO. 1 TO
                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                   REGIONAL CAPITAL MANAGEMENT CORPORATION
                (Name of Small Business Issuer in Its Charter)

               Florida                                  8361                                    59-3390804
(State or Other Jurisdiction of Incorporation   (Primary Standard Industrial      (I.R.S. Employer Identification No.)
          or Organization)                      Classification Code Number)


       1635D Royal Palm Drive                                                            Thomas H. Minkoff
       Gulfport, Florida 33707                                                        1635D Royal Palm Drive
           (727) 347-7442                                                            Gulfport, Florida  33707
(Address and telephone number of Principal                                                (727) 347-7442
Executive Offices and Principal Place of Business)   ___________       (Name, address and telephone number of agent for service)

                                                     Copies to:
                  Robert C. White, Jr., Esq.                                      D. Ronald Surbey, Esq.
                  Kirkpatrick & Lockhart LLP                                       Holland & Knight LLP
            201 S. Biscayne Boulevard, Suite 2000                               One East Broward Boulevard
                     Miami, Florida 33131                                     Fort Lauderdale, Florida 33301
                        (305) 539-3300                                                (954) 525-1000
                Telecopier No.: (305) 358-7095                                Telecopier No.: (954) 463-2030

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                                               CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                            Proposed maximum  Proposed maximum     Amount of
             Title of each class of                     Amount to be         offering price      aggregate       registration
           securities to be registered                   registered           per share (1)    offering price(1)      fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share          1,000,000 shares                   $5.00       $5,000,000         $1,475.00
---------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase Common Stock                 1,000,000 warrants                 $0.10         $100,000            $29.50
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share, to be
issued upon exercise of warrants                  1,000,000 shares                   $6.00       $6,000,000         $1,770.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                           $11,100,000         $3,274.50
=================================================================================================================================

(1)Estimated solely for the purpose of calculating the registration fee; based on a bona fide estimate of the maximum offering price of the securities being registered in accordance with Rule 457(a).

                                ----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 7, 1998

                                   PROSPECTUS

                 REGIONAL CAPITAL MANAGEMENT CORPORATION [LOGO]

  1,000,000 SHARES OF COMMON STOCK AND 1,000,000 COMMON STOCK PURCHASE WARRANTS
                             PURCHASABLE SEPARATELY

      Regional Capital Management Corporation (the "Company" or "Regional Capital") is a development stage ("start up") company with no operations and limited capital. The Company is hereby offering (the "Offering") 1,000,000 shares of its $0.001 par value per share common stock (the "Common Stock") and warrants to purchase an additional 1,000,000 shares of Common Stock (the "Warrants"). The Common Stock and the Warrants offered hereby (sometimes collectively referred to herein as the "Securities") may be purchased separately in this Offering. It is currently estimated that the initial public offering price will be $5.00 per share of Common Stock and $0.10 per Warrant.

      These Securities are being offered on a "best efforts" basis by Tarpon Scurry Investments, Inc. (the "Underwriter"). This Offering will terminate sixty days after the date of this Prospectus (the "Offering Period"), subject to a fifteen day extension (which will require the mutual consent of the Company and the Underwriter) if gross proceeds of at least $4,500,00 are generated by the end of the Offering Period. All proceeds from the purchase of Securities will be held in an interest bearing escrow account by the Chase Manhattan Bank (the "Escrow Agent") during the Offering Period. If at least $4,500,000 of gross proceeds are not generated by the end of the Offering Period, the Escrow Agent will return payments for subscriptions to subscribers with interest thereon and the Offering will terminate. If gross proceeds of at least $4,500,000 are reached by the end of the Offering Period and both the Company and the Underwriter consent, the Offering will be extended for a fifteen day period.

      Each Warrant (a) is exercisable for a period of four years beginning _________, 1999, (b) entitles the registered holder to purchase one share of Common Stock at an exercise price of $6.00 (subject to adjustment in certain circumstances), and (c) expires on __________, 2003. Any outstanding Warrants may be redeemed by the Company upon thirty days written notice at a redemption price of $0.10 per Warrant, provided that the closing bid quotations of the Common Stock have averaged at least 150% of the then effective exercise price of the Warrants for a period of any twenty consecutive trading days ending on the third day prior to the day on which the Company gives such notice. Based on the Warrants' current exercise price of $6.00, the minimum bid price required for this redemption right would be $9.00. See "Description of Securities."

      Prior to this Offering, there has not been any public market for the Securities, and there can be no assurance that any such market will develop or, if developed, that it will be sustained. The initial public offering prices of the Securities were determined by negotiations between the Company and the Underwriter. See "Underwriting." The Common Stock and the Warrants will not be listed for trading as units.

                                -----------------

        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK
       FACTORS" AND "DILUTION" BEGINNING ON PAGES 5 AND 18, RESPECTIVELY.

                                -----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

[RED HERRING LANGUAGE]: INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

================================================================================
                                           UNDERWRITING
                            PRICE TO      DISCOUNTS AND      PROCEEDS
                             PUBLIC       COMMISSIONS(1)        TO
                                                            COMPANY (2)
--------------------------------------------------------------------------------
 Per Share
--------------------------------------------------------------------------------
 Per Warrant
--------------------------------------------------------------------------------
  Total
================================================================================

(1)Excludes the Underwriter's $51,000 non-accountable expense allowance. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2)Before deducting expenses payable by the Company estimated at $234,000 consisting of the Underwriter's non-accountable expense allowance of $51,000 and other expenses in the aggregate amount of $183,000.

                              -----------------

      The Securities offered hereby are being sold by the Underwriter on a "best efforts" basis, subject to prior sale, when, as and if accepted by the Company and the Underwriter and subject to the Company's right to reject any order in whole or in part. It is expected that delivery of certificates for such shares will be made through the offices of the Underwriter in Chicago, Illinois on or about __________, 1998.

                    TARPON SCURRY INVESTMENTS, INC. [LOGO]

              The date of this Prospectus is December ___, 1998.

      The Company plans to apply for inclusion of the Common Stock and the Warrants on the OTC Bulletin Board, but no application has yet been made. There can be no assurance, however, that these Securities will be accepted for quotation or, if accepted, that an active trading market will develop. See "Risk Factors - No Private or Public Market" and "Risk Factors - Possible Applicability of Rules Relating to Low-Priced Stocks."

                              PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THAT APPEARING UNDER THE CAPTION "RISK FACTORS," AND
CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION
CONTAINED IN THIS PROSPECTUS ASSUMES THAT NONE OF THE WARRANTS, THE PRIVATE PLACEMENT WARRANTS (AS DEFINED HEREIN) OR THE ADDITIONAL WARRANTS (AS DEFINED HEREIN) HAVE BEEN EXERCISED. REFERENCES HEREIN TO FISCAL YEARS ARE REFERENCES TO THE FISCAL YEAR OF THE COMPANY ENDED DECEMBER 31 OF THE YEAR SPECIFIED.

      THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS CONCERNING FUTURE ACTIVITIES AND OCCURRENCES. ANY FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE ON WHICH SUCH STATEMENT IS MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT OR STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH SUCH STATEMENT IS MADE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EXCEPT AS OTHERWISE REQUIRED BY THE SECURITIES ACT. NEW FACTORS EMERGE FROM TIME TO TIME, AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL OF SUCH FACTORS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING THE LEVEL OF DEVELOPMENT OPPORTUNITIES AVAILABLE TO THE COMPANY AND THE COMPANY'S ABILITY TO EFFICIENTLY PRICE AND NEGOTIATE SUCH DEVELOPMENT OPPORTUNITIES ON A FAVORABLE BASIS, THE FINANCIAL CONDITION OF THE COMPANY'S CUSTOMERS, THE FAILURE TO PROPERLY MANAGE GROWTH, CHANGES IN ECONOMIC CONDITIONS, DEMAND FOR THE SERVICES OFFERED BY THE COMPANY AND CHANGES IN THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES. FURTHER, MANAGEMENT CANNOT ASSESS THE IMPACT OF EACH SUCH FACTOR ON THE BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

                                 THE COMPANY

      Regional Capital Management Corporation (the "Company" or "Regional Capital") is a development stage ("start up") company with no operations and limited capital formed on May 22, 1996. The Company's proposed initial business activities will primarily focus on the identification and acquisition of properties in non-metropolitan areas which can be developed or converted into assisted living facilities. The Company anticipates that the price range for properties sought will be from 15% to 20% of the total project cost, but the Company may purchase properties with prices either higher or lower than this range if it deems such purchases to be advantageous. The Company will also evaluate the use of debt financing as part of its business strategy and will utilize debt financing if it is the most advantageous form of financing available.

                                 THE INDUSTRY

      The Company believes that the assisted living industry is a rapidly growing component of the non-acute health care delivery system for the elderly. The assisted living industry serves the needs of the elderly who benefit from living in a supportive environment and who no longer can or who no longer desire to maintain an independent lifestyle. These individuals require or prefer occasional assistance with their daily living activities. The Company believes that the prospects for the growth of the assisted living industry are supported by several significant trends, including the following:

      1. FAVORABLE DEMOGRAPHICS. According to a report issued by the United States Administration on Aging, the 65 and over age group is one of the fastest growing segments of the United States population. According to a Jeffries & Company, Inc. report, persons in the 75 and over age group are the primary consumers of assisted living services.

      2. COST-EFFECTIVENESS. The Company believes that assisted living facilities provide a cost efficient alternative to skilled care facilities such as nursing homes. The annual cost per resident for assisted living care is significantly lower than the annual cost per resident for skilled nursing care.

      3. QUALITY OF LIFE. The Company believes that assisted living facilities present an attractive alternative to skilled nursing facilities. Assisted living facilities are an ideal choice for seniors whose care needs fall between independent living and skilled nursing care because of the unique combination of services offered by these facilities. This is particularly true for prospective residents who do not require the level of care or the institutional setting of skilled nursing facilities. Assisted living facilities allow residents to live in a more independent and home-like environment which allows them to maintain a level of independence. The Company believes that these factors result in a better quality of life for assisted living residents than that experienced in the more clinical or institutional settings maintained by most skilled nursing facilities.

      4. FAMILY DYNAMICS. The Company believes that changes in the dynamics of American families will result in a greater demand for assisted living services. The growing number of two income families will be less able to devote time to caring for elderly parents in their homes, but will be better able to provide financial support for these parents. The Company believes that other factors, such as the geographic dispersion of families and the increase in the American divorce rate, will also contribute to the inability of families to care for elderly parents or relatives in their homes.

      5. REGULATORY PRESSURES. Regulatory pressures at both the federal and state levels continue to stress the need for cost containment in the provision of health care services. The Company believes that this trend favors lower cost alternatives such as assisted living.

      6. USAGE BASED ON NEED. The Company believes that the choice of assisted living facilities by a senior or his or her family is based on a need for assistance with certain functions. This is different from the discretionary lifestyle choices that a senior makes to live in an adult congregate living facility or retirement community. The Company believes that this situation will be favorably impacted by the combination of the demographic and family dynamics factors described above.

                                   STRATEGY

      The Company believes that the assisted living industry is highly fragmented and that this fragmentation presents attractive growth opportunities. Based on its research and experience to date, the Company believes that the optimum way to benefit from this situation is to develop new assisted living facilities or convert existing properties into assisted living facilities in desirable markets in non-metropolitan areas and in locations near metropolitan areas which possess acceptable characteristics which will be conducive to the development of the Company's facilities. The Company believes that a population migration to non-metropolitan areas is occurring and will continue to occur, and that seniors will comprise a significant portion of this migration. Accordingly, the Company believes that this migration will increase the demand for assisted living facility services in these areas. Based on its experience in exploring acquisition opportunities, the Company has determined that acquisitions of existing assisted living facilities to date cannot be consummated at acceptable prices. Accordingly, the Company plans to enter the assisted living industry through the identification of desirable non-metropolitan markets and acceptable markets near metropolitan areas and the construction of new assisted living facilities or the conversion of existing properties into assisted living facilities in these areas. The Company does not currently plan to acquire existing assisted living facilities, but will evaluate potential acquisitions as part of its business strategy.

                                 THE OFFERING


SECURITIES               OFFERED  1,000,000 shares of Common Stock and 1,000,000
                         Warrants at an estimated price of $5.00 per share and $0.10 per Warrant. The Common Stock and the Warrants may be purchased separately in this Offering. See
                         "Description of Securities" and
                         "Underwriting."

COMMON STOCK OUTSTANDING

   Before Offering(1)    1,000,000 shares


   After Offering(1)     2,000,000 shares

WARRANTS OFFERED         1,000,000 Warrants

   Exercise Terms        Each Warrant  entitles the holder to purchase one share
                         of Common  Stock for $6.00,  subject to  adjustment  in
                         certain   circumstances.    Each   Warrant   shall   be
                         exercisable  for  a  four  year  period   beginning  on
                         _________, 1999.

   Expiration Date       __________, 2003.

   Redemption            Subject to redemption at a price of $0.10 per
                         Warrant on 30 days written notice provided that the average bid price of the Common Stock equals or exceeds 150% of the then-effective exercise price of the Warrants for at least twenty consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. See
                         "Description of Securities-Warrants."

ESTIMATED NET PROCEEDS   $4,356,000
(2), (3)

USE OF PROCEEDS          The net proceeds of this Offering will be used
                         (a) to identify and acquire properties for development into two assisted living facilities, for the construction of two assisted living facilities and for the purchase of associated furniture, fixtures and equipment; (b) to acquire land for the subsequent development of assisted living facilities; and (c) for general corporate and working capital purposes. A portion of the net proceeds could be used for the acquisition of existing assisted living facilities if they can be acquired at acceptable purchase prices. See "Use of Proceeds."

RISK FACTORS             The  Securities  offered hereby involve a high degree
                         of  risk  and  immediate  substantial  dilution.  See
                         "Risk Factors" and "Dilution."

PROPOSED OTC             Common Stock-"RCMC"
BULLETIN BOARD SYMBOLS   Warrants-"RCMCW"


(1)Excludes shares of Common Stock issuable upon the exercise of (a) the 1,000,000 Warrants offered hereby and (b) the Private Placement Warrants (as defined herein), and (c) the Additional Warrants (as defined herein). If exercised, the Private Placement Warrants will result in 250,000 shares of Common Stock being issued, and the Additional Warrants will result in 500,000 shares of Common Stock being issued. The Private Placement Warrants and Additional Warrants will be exercisable for a four-year period beginning one year after the closing of this Offering and will be exercisable at a price equal to 120% of the final price per share of the Common Stock sold in this Offering.
(2)After deducting underwriting discounts and other expenses of this Offering, including the Underwriter's non-accountable expense allowance.
(3)Assumes that Company will receive the maximum gross Offering proceeds of $5,100,000. If the Company receives the minimum gross proceeds of $4,500,000, it anticipates receiving net proceeds of $3,816,000.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                   ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

      The following selected statement of operations and balance sheet data of the Company as of December 31, 1996 and 1997 and for each of the years from the Company's inception (May 22, 1996) through December 31, 1997 have been derived from the Company's audited financial statements and should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The Company is a development stage ("start up") company and has not generated any revenues or profits since its inception. See "Index to Financial Statements."

                                                                               January 1,           May 22, 1996
                                          May 22, 1996       January 1,           1998 to         (inception) to
                                        (inception) to          1997 to     September 30,          September 30,
                                          December 31,     December 31,              1998                   1998
                                                  1996             1997       (Unaudited)            (Unaudited)
                                       --------------------------------------------------------------------------
Statement of Operations Data
Net loss                                         $0.00            $(96)            $(166)                 $(262)
Net loss per share                               $0.00          $(2.30)           $(0.25)                $(1.09)
Weighted   average   common  shares
outstanding                                         58           41,759           666,667                241,136



                                                 December 31,              December 31,        September 30, 1998
                                                         1996                      1997               (Unaudited)
                                       --------------------------------------------------------------------------
Balance Sheet Data:
Working capital(1)                                      $0.00                    $(143)                       $61
Total assets                                            $0.00                       $47                      $155
Shareholders' equity                                    $0.00                     $(96)                      $143

(1) Total current assets less current liabilities.

                                 RISK FACTORS

      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS HIGHLY SPECULATIVE AND SUBJECT TO A HIGH DEGREE OF RISK, AND ONLY THOSE POTENTIAL INVESTORS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PARTICIPATE.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THE COMPANY CAUTIONS THAT THE FACTORS DESCRIBED BELOW COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY.

NO OPERATING HISTORY, LACK OF REVENUES AND EXPECTATION OF FUTURE LOSSES

      The Company was organized in the State of Florida on May 22, 1996, and is a development stage ("start up") company which has had no revenues or profits to date. The Company anticipates that it will incur losses for the foreseeable future due, in part, to start-up costs and the costs associated with acquiring properties which can be developed or converted into assisted living facilities or if acquisitions of existing assisted living facilities are consummated. There can be no assurance that the Company will not encounter substantial delays and unexpected expenses related to the identification or acquisition of development or conversion opportunities or assisted living facilities or other unforeseen difficulties, which may cause additional losses.

QUALIFIED REPORT OF INDEPENDENT AUDITORS

      The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to commence operations is contingent upon obtaining adequate financial resources through a contemplated public offering and attaining profitable operations, which raises substantial doubt about its ability to continue as a going concern. Additionally, if unsuccessful, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Business," "Management's Plan of Operation," and the Financial Statements of the Company included elsewhere in this Prospectus.

INADEQUACY OF FINANCIAL RESOURCES

      The Company anticipates that all of its current financial resources (including a substantial portion of the net proceeds from this Offering) will be expended on identifying and pursuing potential acquisitions of properties which can be developed or converted into assisted living facilities. The Company may also acquire existing assisted living facilities. There can be no assurance that the Company will be successful in identifying or consummating any suitable acquisitions of any kind. Based on its projected capital needs, the Company anticipates that its current financial resources (including the net proceeds from this Offering) should be adequate to satisfy its capital and operating requirements for no more than twelve months. This estimate is based upon certain assumptions, and there can be no assurance that such resources will satisfy the Company's capital needs for this period. Because the Company will not have any operating assets unless the Company develops or acquires such a facility, insufficient financial resources may prevent or delay the Company from generating any revenue or profits or otherwise have a material adverse effect on the Company's business and financial condition. See "Proposed Additional Transactions" and "Risk Factors-Dilution."

DEPENDENCE ON ADDITIONAL FINANCING

      The Company is dependent upon the successful completion of this Offering to begin its proposed plan of operation, and the Company will need substantial additional financing to fund its activities after the consummation of this Offering, without which the Company will be unable to continue as a going concern. Such financing may include both loans or the issuance of stock of the Company. Any debt financing is likely to be secured by mortgages or other liens on the Company's facilities or assets. See "Risk Factors - Risks of Indebtedness." There can be no assurance that the financial resources of the Company will be adequate to service such debt financing and, if not, the facilities or assets may be foreclosed upon to satisfy such indebtedness. No assurance can be given that any future financing (either equity or debt) will be available or, if available, that it can be obtained on terms advantageous to the Company. If such financing is required but is not available, the Company may be forced to significantly restrict, curtail or abandon its activities. This will have a material adverse effect on the Company's business and financial condition. Additionally, there can be no assurance that the Company will survive as a viable commercial enterprise even if such additional financing is obtained. Based on its currently planned programs and estimates, the Company anticipates that its current financial resources (including the net proceeds of this Offering) should be adequate to satisfy its capital and operating requirements for no more than twelve months. This estimate is based on certain assumptions, and there can be no assurance that such resources will satisfy the Company's needs for this period. The Company anticipates seeking additional equity capital in the near future, which will dilute the interest of the investors who purchase Securities in this Offering. The Company may also from time to time seek debt financing through a variety of sources, which may include tax-exempt bonds, conventional mortgage financing and bank financing, leases with third parties or other similar financing methods, but no commitments for any debt financing are currently in place. There can be no assurance that future financing, whether debt or equity, will be available as needed or on terms acceptable to the Company or at all. A lack of funds may require the Company to delay or eliminate all or some of its development projects and acquisition plans and could therefore have a material adverse effect on the Company's growth plans. See "Use of Proceeds," "Management's Plan of Operation," "Proposed Additional Transactions" and "Risk Factors Dilution" and "-Risks of Indebtedness."

RISKS OF INDEBTEDNESS

      The Company may incur substantial amounts of indebtedness if it is able to acquire properties for development or conversion of existing assisted living facilities. If such indebtedness is incurred, the Company expects to dedicate an increasing portion of its cash flow to servicing such indebtedness, thereby exposing the Company to the risks inherent in a highly leveraged company, including, among other things, interest rate and default risks. An increase in interest rates charged by lending institutions will increase the cost of servicing the Company's indebtedness, if any, as well as increase the cost of financing future acquisitions. Additionally, the Company anticipates that such indebtedness will be secured by mortgages on the facilities owned and operated by the Company as well as other liens on the Company's assets, and a default on such indebtedness may result in the Company's lenders foreclosing upon such mortgages and enforcing such other liens. The occurrence of any of these things could have a material adverse affect on the Company's business, financial condition and results of operations by jeopardizing the Company's ability to service its indebtedness, make acquisitions or continue as a going concern. Loan agreements also typically impose substantial restrictions on borrowers and normally require strict compliance with certain financial ratios and other criteria, all of which may significantly restrict the Company's business or financial flexibility and have a material adverse effect on the Company's business and financial condition.

ASSISTED LIVING FACILITY DEVELOPMENT, CONSTRUCTION AND OCCUPANCY RISKS

      The Company anticipates attempting to develop its business primarily through the construction and development of assisted living facilities. In doing so, it will be subject to various development, construction and occupancy risks. The successful development of a facility will depend upon a number of factors (most of which are outside of the Company's control), including the Company's ability to acquire suitable development sites at acceptable prices, its ability to obtain adequate financing on acceptable terms, its ability to obtain zoning, land use, building, occupancy, licensing and other required governmental permits on a timely basis, construction and renovation costs and project completion schedules. In addition, numerous factors outside the Company's control will impact the successful implementation of its development plans, including competition for site acquisitions, shortages of, or the inability to obtain, labor or materials, changes in applicable laws or regulations or in the method of applying such laws and regulations, the failure of general contractors or subcontractors to perform under their contracts, strikes and adverse weather. The Company's establishment and survival as an operating company will be dependent on its ability to identify acceptable properties for development and development or conversion of assisted living facilities on such properties. There can be no assurance that the Company will not encounter delays in any development program that it may undertake, that it will be successful in developing and constructing planned or additional assisted living facilities or that any facilities, if completed, will achieve targeted occupancy rates or otherwise be economically successful. The Company's inability to achieve its development plans or the delay of those plans could have a material adverse effect on the Company's business, results of operations and financial condition. There can be no assurance that the Company will not suffer delays in its development program, which would slow the Company's growth. The Company relies and will continue to rely on third party general contractors to construct its new facilities. There can be no assurance that the Company will not experience difficulties in working with general contractors and subcontractors, which could result in increased construction costs and delays. Accordingly, if the Company is unable to achieve its development plans, its business, financial condition and results of operations could be materially and adversely affected. See "Business-Business and Growth Strategy."

RISKS RELATED TO ACQUISITIONS OF EXISTING FACILITIES

      The Company may attempt to develop its business through the acquisition of existing assisted living facilities, although no letters of intent or similar agreements regarding any acquisition have been entered into. The Company has determined that existing facilities which were considered for acquisition could not be acquired at acceptable prices. If the Company is able to identify such acquisitions at acceptable purchase prices and pursue them, however, its acquisition strategy will entail the risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired businesses. Successful integration of acquired businesses will depend on the Company's ability to effect any required changes in operations or personnel, and may require renovation or other capital expenditures or the funding of unforeseen liabilities. There can be no assurance that suitable acquisition candidates can be identified, and there can be no assurance that the Company will be able to consummate any of such acquisitions or successfully integrate the operations of these facilities or institute Company-wide systems and procedures to successfully operate the combined enterprises. The success of the Company's acquisitions will be determined by numerous factors, including the Company's ability to identify suitable acquisition candidates, competition for such acquisitions, the purchase price, financing, financial performance of the facilities after the acquisition and the ability of the Company to effectively integrate the operations of acquired facilities. A strategy of growth by acquisition also involves the risk of assuming unknown or contingent liabilities of the acquired business, which could be material, individually or in the aggregate. Any failure by the Company to identify suitable candidates for acquisition, to integrate or operate acquired facilities effectively or to insulate itself from unwanted liabilities of acquired businesses may have a material adverse effect on the Company's business and financial condition. Prospective investors must be aware that the Company will not be able to consummate any acquisitions unless financing in addition to the funds raised in this Offering is obtained.

GOVERNMENT REGULATION

      The health care industry, in which the Company proposes to operate, is subject to extensive Federal and state regulation and frequent regulatory change. Federal, state and local laws and ordinances governing services provided to seniors address, among other things, adequacy of medical care, distribution of pharmaceuticals, operating policies, licensing and certificate of need requirements. Facilities may also be periodically inspected to assure continued compliance with various standards and licensing requirements under state law. There are currently no Federal laws or regulations specifically defining or regulating assisted living facilities. The Company's assisted living facilities will be subject to state regulation, licensing, certificate of need requirements, approvals by state and local health and social service agencies and other regulatory authorities and compliance with building codes and environmental laws in the states in which it intends to operate. See "Business - State Licensing Requirements." Certificate of need or similar laws require that a state agency approve certain acquisitions and determine that a need exists for certain services, the addition of beds and capital expenditures or other changes. When the issuance or renewal of certificates of need or other similar government approvals are required, changes in existing laws or adoption of new laws could adversely affect the Company's acquisition or development strategy and/or its operations if it is unable to obtain such certificate of need approvals or renewals thereof. Also, health care providers have been subjected to increasing scrutiny under antitrust laws as the integration and consolidation of the health care industry increases and affects competition. Regulation of the assisted living industry is evolving. The Company cannot predict the content of new regulations and their effect on its proposed business. There can be no assurance that regulatory or other legal developments will not adversely affect the Company's business, results of operations and financial condition. See "Risk Factors - State Licensing Requirements" and "Business - Florida Licensing Requirements."

      Federal and state anti-remuneration laws, such as the Medicare/Medicaid anti-kickback law, govern certain financial arrangements (including employment or service contracts) between health care providers and others who may be in a position to refer or recommend patients or services to such providers. These laws prohibit, among other things, certain direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of a particular provider of health care items or services. The Medicare/Medicaid anti-kickback law has been broadly interpreted to apply to certain contractual relationships between health care providers and sources of patient referral. A number of similar state laws exist which often have not been interpreted by courts or regulatory agencies. Additionally, Federal "Stark" legislation prohibits, with limited exceptions, the referral of patients for certain services, including home health care services, physical therapy and occupational therapy, by a physician to entities in which they have an ownership interest. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participating in the Medicare and Medicaid programs. Additionally, the Federal government, private insurers and various state agencies have increased their scrutiny of providers, business practices and claims in an effort to identify and prosecute fraudulent and abusive practices and the Federal government has recently issued certain "fraud alerts" concerning home health services and provision of medical supplies to nursing homes. Additional such "fraud alerts" are likely. Furthermore, some states restrict certain business or fee relationships between physicians and other providers of health care services.
Although the Company believes that it will comply with Federal and state anti-remuneration statutes at all times to the extent applicable, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company. See "Risk Factors Dependence on Private Pay Residents; Changes in Reimbursement Policy."

      The Americans with Disabilities Act of 1990 requires all places of public accommodation to meet certain federal requirements related to access and use by disabled persons. A number of additional Federal, state and local laws exist which may also require modifications to existing and planned properties to create access to the properties by disabled persons. If required changes involve significant expenditures or must be made more quickly than anticipated, additional costs will be incurred by the Company. Further legislation may impose additional burdens or restrictions relating to access by disabled persons. The costs of complying with any new legislation could be substantial.

HEALTH CARE REFORM

      In addition to extensive existing government health care regulation, there are many initiatives on the Federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. It is not clear what proposals, if any, will be adopted, or what effect such proposals would have on the Company's proposed business. Various aspects of these health care proposals, such as reductions in funding of the Medicare and Medicaid programs, potential changes in reimbursement regulations by the Health Care Financing Administration, enhanced pressure to contain health care costs by Medicare, Medicaid and other payors and permitting greater state flexibility in the administration of Medicaid, could adversely affect the Company's business, financial condition and results of operations. Changes in certification and participation requirements of the Medicare and Medicaid programs have restricted, and are likely to further restrict, eligibility for reimbursement under those programs. Although the Company anticipates that its primary method of payment will be private payments by residents of its facilities and their families, if third party reimbursement becomes a significant source of payment for the Company, failure to obtain and maintain Medicare and Medicaid certification could result in a significant loss of revenue. In addition, private payors, including managed care payors, increasingly are demanding that providers accept discounted fees or assume all or a portion of the financial risk for delivery of health care services, including capitated payments where the provider is responsible, for a fixed fee, for providing all services needed by certain patients. Capitated payments can result in significant losses when patients require expensive treatments not adequately covered by the capitated rate. Efforts to impose reduced payments, greater discounts and more stringent cost controls by government and other payors are expected to continue. The Company cannot predict what reform proposals or reimbursement limitations will be adopted in the future or the effect any such changes will have on its operations. There can be no assurance that currently proposed legislation, future health care legislation, reforms or changes in the administration or interpretation of governmental health care programs or regulations will not have a material adverse affect on the Company's business, financial condition and results of operations. See "Risk Factors - Dependence on Private Pay Residents; Changes in Reimbursement Policy."

DEPENDENCE ON PRIVATE PAY RESIDENTS; CHANGES IN REIMBURSEMENT POLICY

      If the Company is able to construct, develop or acquire any assisted living facilities and commence operations, it expects to rely primarily on the ability of residents at its facilities to pay for the Company's services directly from their own or their family's financial resources instead of managed care, governmental providers or other third party payors. The Company believes, however, that certain third party payors (primarily insurance companies) may become a more substantial source of payment for the Company's services in the future. If such third party payors become a substantial source of the payment of such services, the fees received by the Company on behalf of each resident may be adversely impacted as such providers commonly negotiate or legislate fee caps below the prevailing market rate and typically negotiate payment arrangements which are less advantageous than those available from private payors. The Company also expects that payment by third party payors will be subject to substantial delays and other problems with receipt of payment. The health care industry, and particularly the operation of reimbursement procedures, has been characterized by a great deal of uncertainty, and accordingly there can be no assurance that third party payors will not become a significant source of payment for the Company's services, or that such a change in payment policies will not occur. In addition, inflation or other circumstances beyond the Company's control could adversely affect the ability of the Company's private payors to pay for the Company's services. Any of these factors could have a material adverse effect on the Company's business and financial condition.

STATE LICENSING REQUIREMENTS

      Most states require assisted living facilities to be licensed with a governmental agency of the state in which such facilities are located. Florida, in which the Company plans to conduct its initial operations, requires such licensure prior to beginning operations. Licensing requirements vary from state to state. Generally, separate licenses are required for each facility, even if such facilities are operated by the same management. The Company may be required to license any existing facility prior to its acquisition. No assurance can be made that the applicable governmental agency will grant any such facility such a license. Any delays in obtaining such a license or failure to obtain such a license could have a material adverse effect on the Company's financial condition, results of operations and viability as a commercial enterprise. See "Business - State Licensing Requirements."

GEOGRAPHIC CONCENTRATION OF BUSINESS

      The Company currently intends to focus its initial business efforts in the Southeastern region of the United States, beginning with Florida. The Company will be susceptible to downturns in local and regional economies and changes in state or local regulation because of a lack of geographic dispersion of its business activities. As a result of such factors, there can be no assurance that such geographic concentration will not have a material adverse effect on the Company's financial condition or results of operations.

POSSIBLE VOLATILITY OF STOCK PRICE

      Prior to the Offering there has been no public market for the Common Stock, and there can be no assurance that an active trading market for the Common Stock will develop or, if one does develop, that it will be maintained. The initial public offering price, which will be established by negotiations between the Company and the Underwriter, does not reflect book value per share or any other quantitative factor and may not be indicative of prices that will prevail in the trading market for the Securities. The trading price of the Securities could also be subject to significant fluctuations in response to variations in periodic operating results, changes in management, future announcements, legislative or regulatory changes, general trends in the industry, changes in the level of business opportunities available to the Company and the Company's ability to efficiently price and negotiate acquisitions on a favorable basis, and the failure to properly manage growth. The United States securities markets have also experienced extreme price and volume fluctuations which have often been unrelated to operating performance.

LIMITED UNDERWRITING HISTORY

      The Underwriter has previously participated in only one public offering as an underwriter. In evaluating an investment in the Company, prospective investors in the Securities offered hereby should consider the Underwriter's lack of experience as an underwriter of public offerings. There can be no assurance that the Underwriter's limited experience will not adversely affect the development of a trading market for, or liquidity of, the Company's Securities. Therefore, purchasers of the Securities offered hereby may suffer a lack of liquidity in their investment or a material decrease in the value of their investment. See "Underwriting."

BROAD DISCRETION IN USE OF PROCEEDS

      The Company presently intends to use the net proceeds of this Offering for the purposes set forth in "Use of Proceeds." However, the Company's management has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address different circumstances and opportunities. As a result, the Company's success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering.

UNCERTAIN MARKET ACCEPTANCE

      Market acceptance of the Company's facilities and services will depend, in part, on the Company's ability to provide assisted living services for a competitive price, the superiority of its facilities and services and on the effectiveness of the Company's marketing efforts. No assurance can be given that the Company will gain market acceptance for its facilities and services.

LIABILITY AND INSURANCE

      The Company plans to operate in an industry which has experienced a significant number of lawsuits based on negligence and various other legal theories. The Company plans to maintain insurance policies in amounts and with such coverage as its management deems appropriate for its operations. There can be no assurance, however, that the coverage will be available on acceptable terms. A successful claim in excess of the Company's coverage or for which coverage is not available could have a material adverse impact of the Company's business and financial condition. Claims against the Company, regardless of their merit or outcome, may involve significant legal costs and may require management to devote considerable time which would otherwise be utilized in the operation of the Company.

CASUALTIES, BUSINESS INTERRUPTION AND INSURANCE

      The operations of the Company may be adversely impacted by a casualty, such as a fire, hurricane, or windstorm, occurring at one or more of the assisted living facilities that it intends to operate. Such a casualty could materially adversely affect the financial condition and results of operations of the Company. The Company plans to maintain property and casualty insurance in amounts and with such coverages as it deems appropriate for its operations. There can be no assurance, however, that such coverage will be available to adequately compensate the Company for all losses incurred as the result of a casualty and there can be no assurance that the Company will be able to find replacement coverage if such coverage terminates or is otherwise canceled. A successful claim in excess of the Company's coverage or for which coverage is not available could have a material adverse impact on the Company's financial condition and results of operations. Claims against the Company, regardless of their merit or outcome, may involve significant legal costs and require management to devote considerable time which would otherwise be utilized in the operation of the Company. Moreover, Florida has been and is currently experiencing a shortage of property and casualty insurance coverage due to the losses incurred by insurance companies in Hurricane Andrew. As a result, there can be no assurance that such coverage will be available in Florida at all and, if available, at affordable rates. Consequently, there is the risk that facilities may not be insured, in whole or in part, for such casualty or business interruption.

COMPETITION

      The assisted living industry is highly competitive. If the Company is able to commence operations, it expects to face competition from numerous local, regional and national providers of assisted living and long-term health care services. Some of these present and future competitors will be significantly larger and will have substantially greater financial, business and technological resources than the Company, and their management will have substantially greater experience in the assisted living industry. Some of the Company's potential competitors operate on a not-for-profit basis or as charitable organizations, and may thus be able to offer more attractive prices to customers, resulting in a loss of revenue to the Company. The Company believes that the assisted living industry will become even more competitive in the future. The Company believes that regulatory barriers to entry into the assisted living industry are generally not substantial. If the development of new assisted living facilities surpasses the demand for such facilities in markets in which the Company operates, such markets may become saturated, which could result in the Company's inability to sustain its business. The Company also expects to compete for acquisitions of properties for the construction and development of assisted living facilities and, if applicable, existing facilities. There can be no assurance that competition will not limit the Company's ability to attract residents or develop or expand its business, and such competition could have a material adverse effect on the Company's business and financial condition.

DEPENDENCE ON KEY PERSONNEL; INEXPERIENCE OF MANAGEMENT

      The Company will be dependent upon the services of its executive officers and principal employees (particularly Thomas H. Minkoff and F. Michael Roberts) for management of the Company and implementation of its business strategy, none of which has significant experience in developing or operating assisted living facilities. The Company has entered into employment agreements with Mr. Minkoff, its President and Chief Executive Officer, and Mr. Roberts, its Chief Operating Officer, and the Company has obtained key man life insurance on both of them. The loss of the services of either of these individuals could have a material adverse effect on the Company's business operations, financial condition and results of operations. If its operations expand, the Company will also be dependent upon its ability to attract and retain additional qualified employees and consultants. There can be no assurance that the demands placed on Company personnel by the growth of the Company's business and the need for close monitoring of its operations and financial performance through appropriate and reliable administrative and accounting procedures and controls will be met, or that the Company will otherwise manage its growth successfully; the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. There is significant competition for qualified personnel, and there can be no assurance that the Company will be successful in recruiting, retaining or training the management personnel it requires. The Company has designated Mr. Minkoff as its interim principal financial officer. Mr. Minkoff has no experience in serving as the principal financial officer of a company similar to the Company or any publicly held company. See "Management - Employment Agreements."

NO SHAREHOLDER VOTE ON ACQUISITIONS

      If the Company is able to proceed with any acquisitions of construction or development properties or existing facilities, it is not anticipated that the Company's shareholders will have any rights to vote on or consent to any such acquisitions under applicable state corporate law. Accordingly, decisions to pursue or not pursue acquisitions (if any) will be made by the Company's management and its Board of Directors (the "Board of Directors").
See "Risk Factors - Acquisition Risks."

NO ANTICIPATION OF DIVIDENDS

      The Company anticipates that, following the completion of this Offering and for the foreseeable future, earnings, if any, will be retained by the Company to finance the development of its business and will not be distributed to its shareholders as dividends. The declaration and payment of any dividends by the Company at some future time, if any, will depend upon the Company's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit arrangements or senior securities and any other factors deemed relevant by the Board of Directors. Any declaration and payment of a dividend by the Company will at all times be in the discretion of the Board of Directors. See "Dividend Policy."

INVESTMENT RISKS

      The Company can make no representation regarding its future operations or potential profitability or the amount of any future revenues, income or loss of the Company. The success of the Company will be subject to many factors beyond the control of the Company, such as general economic conditions, governmental regulation and legislation, competition, and general conditions in the assisted living industry. The Company's primary source of cash available for distribution, if any, will be amounts derived from residents utilizing the facilities and services of the Company. There can be no assurance that the Company will generate sufficient cash to meet its obligations as they become due. Prospective investors should be aware that they could lose their entire investment in the Company. Even if the Company is successful in its operations, there can be no assurance that investors will receive any cash dividends or derive a profit or benefit from their investment. A significant amount of the financial risk of the Company's proposed activities will be borne by the investors who purchase Securities in this Offering.

NO PRIVATE OR PUBLIC MARKET

      There is currently no private or public market for the Securities offered in this Offering, and there can be no assurance that any such markets will develop or, if such markets do develop, that they will be sustained. There can be no assurance that any subsequent financing transactions will be successfully consummated by the Company, and, if any such transactions are successfully consummated, what the terms or timing of such transactions will be. The successful consummation of any subsequent financings will be dependent on a significant number of economic, business and other factors, most of which are outside of the Company's control. Additionally, applicable Federal and state securities laws may place certain restrictions on transfers of Securities. Accordingly, investors may not be able to readily sell their Securities and lenders may not accept any Securities as collateral for loans.

RISKS ASSOCIATED WITH THE EXERCISE OF THE WARRANTS.

      The Company will be able to issue shares of its Common Stock upon the exercise of the Warrants only if (i) there is a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective registration statement filed with the Commission and (ii) such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the various holders of Warrants reside. Although the Company intends to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock subject to the Warrants offered hereby, there can be no assurance that the Company will be successful in doing so. After a registration statement becomes effective, it may require continuous updating by the filing of post-effect amendments. A post-effective amendment is required (i) when, for a prospectus that is used more than nine months after the effective date of the registration statement the information contained therein (including the certified financial statements) is as of a date more than sixteen months prior to the use of the prospectus, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that the Registration Statement covering the securities offered hereby will remain effective for at least nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the securities in a limited number of states, although certain exemptions under certain state securities laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such cases, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the foregoing requirements. See "Description of Securities - Common Stock Purchase Warrants."

CONTROL BY MANAGEMENT

      Following the completion of this Offering and assuming that all 1,000,000 shares of Common Stock offered hereunder are sold, and assuming no exercise of the Warrants, the Private Placement Warrants, or the Additional Warrants, Thomas
H. Minkoff, the Company's President and Chief Executive Officer, will own 25.0% of the Company's outstanding Common Stock, and F. Michael Roberts, the Company's Chief Operating Officer, will own 12.5% of the Company's outstanding Common Stock. Together these officers will own 37.5% of the Company's outstanding Common Stock after the Offering. Mr. Minkoff also holds the Additional Warrants, which entitle him to purchase up to 500,000 additional shares of Common Stock. If Mr. Minkoff exercises all of the Additional Warrants, he would own a total of 1,000,000 shares, or 40.0% of the outstanding Common Stock, and he and Mr. Roberts together would own 1,250,000 shares, or 50.0% of the outstanding Common Stock. Accordingly, Mr. Minkoff and Mr. Roberts will continue to exert a high degree of influence over the Company and its operations after the consummation of this Offering. Shareholders of the Company will not have any rights in connection with their Shares, including, without limitation, preemptive rights or cumulative voting rights, except as specifically granted in the Company's Amended and Restated Articles of Incorporation or bylaws or under applicable state corporate law. See "Principal Shareholders."

DILUTION

      Potential investors in this Offering should be aware that, because the Company is a development stage ("start up") entity with no significant tangible net worth, they will experience substantial dilution in the net tangible book value of their investment at the time of the closing of this Offering. See "Dilution." The purchase price of the Common Stock in this Offering substantially exceeds the net tangible book value of the Common Stock. Purchasers of Common Stock will therefore experience an immediate substantial dilution in the net tangible book value per share of their Common Stock after this Offering. Based on a proposed Offering price of $5.00 per share, purchasers of Common Stock in this offering will experience dilution of $2.79 per share

(55.8%) immediately upon the closing of this Offering. See "Dilution." Investors who purchase Common Stock in this Offering could experience additional substantial dilution in the net tangible book value of their Common Stock if any additional shares of Common Stock are sold subsequent to this Offering whether in a private placement or public offering. The Company has no restrictions on any such future issuance of Common Stock. See "Description of Common Stock" and "Dilution."

TAX RISKS

      An investment in the Securities will not provide tax benefits to an investor. Each prospective investor should, however, carefully consider the income tax consequences of his proposed purchase of Securities. It should be noted that the laws, regulations and administrative rulings regarding Federal income tax matters are subject to change at any time and from time to time by Congress, the Treasury Department and the Internal Revenue Service, and that interpretations of such laws, regulations and rulings now in effect are also subject to change by court decisions. There may also be foreign, state and local tax laws, regulations or ordinances that may affect an investor's individual tax situation. Nothing herein or in any exhibit hereto is or should be construed as tax advice to an investor or to the Company. Investors must look solely to, and rely upon, their own advisers with respect to the tax consequences of an investment in the Company.


VARIATIONS OF OPERATING RESULTS

      The Company is a development stage ("start up") company which is unlikely to generate a profit in any period for the foreseeable future, and even if the Company does generate a profit for a particular period there can be no assurance that the Company will generate a profit for any future period. The Company anticipates that for the foreseeable future revenue and profits, if any, or losses will fluctuate widely, resulting from, among other things, the timing or costs of any acquisitions or the occupancy levels of any assisted living facilities to be owned by the Company.

ENVIRONMENTAL RISKS

      Under various Federal, state and local environmental laws, ordinances and regulations, a current or previous owner and operator of real property may be held liable for the cost of removal or remediation of certain hazardous or toxic substances that may be located on, in or under the property. These laws and regulations may impose liability regardless of whether the owner or operator was responsible for, or knew of, the presence of the hazardous or toxic substances. The liability of the owner or operator and the cost of any required remediation or removal of hazardous or toxic substances could exceed the property's value. In connection with the ownership or operation of its facilities, the Company could be liable for these costs as either the owner or operator of such facilities which could have a material adverse effect on the Company's business, financial condition and results of operations.


MANAGEMENT OF GROWTH

      If the Company is able to successfully implement its proposed business strategy it anticipates encountering periods of growth. While there can be no assurance that such growth will occur, such growth periods could require the Company to make significant additions in personnel and significantly increase its working capital requirements. Such growth could result in new and increased responsibilities for management personnel and could place a significant strain upon the Company's management, operating and financial systems and other resources. There can be no assurance that any such strain placed upon the Company's management, operating and financial systems and other resources will not have a material adverse effect on the Company's business, financial condition and results of operations, nor can there be any assurance that the Company will be able to attract or retain sufficient competent personnel to continue the planned expansion of its operations.

      To manage the expansion of its operations (if it becomes necessary), the Company will be forced to continuously evaluate the adequacy of its management structure and its existing systems and procedures, including, without limitation, its data processing, financial and internal control systems. When entering new geographic markets, the Company will be required to implement its policies and financial reporting procedures, recruit personnel, and adapt its systems to different situations. There can be no assurance that management will adequately anticipate all of the changing demands that growth could impose on the Company's systems, procedures, and structure. In addition, the Company will be required to react to changes in its industry, and there can be no assurance that it will be able to do so successfully or at all. Any failure to adequately anticipate and respond to such changing demands may have a material adverse effect on the Company's business, financial condition and results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

      Sales of substantial amounts of Common Stock in the public market following the completion of this offering, or the prospect of such sales, could adversely affect the price of the Common Stock. Of the 2,000,000 shares of Common Stock that will be outstanding following this Offering, the 1,000,000 shares of Common Stock offered hereby will be freely tradable under federal securities law to the extent that they are not held by affiliates of the Company. The remaining 1,000,000 shares of Common Stock which will be outstanding after the offering will be "restricted securities" for purposes of Rule 144 under the Securities Act. Prospective investors should be aware that approximately 50.0% of the Company's total outstanding Common Stock will be freely tradable following the completion of this Offering, and, while it is impossible to predict the exact effects of these freely tradable shares on the market price of the Common Stock, sales of large blocks of Common Stock or the possibility of such sales could cause significant fluctuations in or have a material adverse effect on the market price of the Common Stock. Prospective investors should also be aware that if any of the Warrants, the Private
Placement Warrants or the Additional Warrants are exercised, a maximum of 1,750,000 additional shares of Common Stock will be issued. See "Shares Eligible for Future Sale."

      The Company intends to file a registration statement on Form S-8 in connection with all shares of Common Stock issued pursuant to the exercise of options granted under the Incentive Plan. If this registration statement is filed and becomes effective, all of these shares (a total of 200,000 shares) will become freely tradable unless they are held by affiliates of the Company.

      The Company has granted (a) options to purchase 10,000 shares of Common Stock to Mr. Thomas H. Minkoff and (b) options to purchase 5,000 shares of
Common  Stock to Mr. F.  Michael  Roberts in  connection  with their  employment agreements. Mr. Minkoff and Mr. Roberts will receive additional options to purchase 10,000 shares and 5,000 shares, respectively, on each anniversary of the effective date of their employment agreements. The Company also anticipates issuing options to purchase 10,000 shares of Common Stock to each of the four proposed Director-Designees (as defined herein) when they become members of the Board of Directors, followed by additional options to purchase 5,000 shares each year. To the extent any of those options are exercised, the shares of Common Stock received will be restricted securities unless an effective registration statement regarding such shares is in place. Restricted securities that have been held for more than two years are freely tradable to the extent they are not held by affiliates. Restricted securities held for at least one year, whether held by affiliates or others, may be sold under Rule 144, subject to certain volume and other limitations. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the shares of Common Stock from time to time or the Company's ability to raise capital through an offering of its equity securities in the future. See "Underwriting", "Management - Employment Agreements," and "Management - Directors and Executive Officers of the Company."

OTC BULLETIN BOARD LISTING

      The Company anticipates that trading, if any, of the Common Stock will be conducted in the non-Nasdaq over-the-counter markets through the OTC Bulletin Board. The Company intends to apply for the inclusion of its Common Stock on the OTC Bulletin Board, although there can be no assurance that the Common Stock will be accepted for quotation or, if accepted, that an active trading market will develop or be maintained. Trading of securities on the OTC Bulletin Board is limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the Nasdaq Stock Market), and accordingly investors who purchase Securities in this Offering may find that the liquidity or transferability of their Securities is limited. Additionally, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Securities if they are quoted on the OTC Bulletin Board. There can be no assurance that the Securities will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the Nasdaq Stock Market).

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS

      The Securities and Exchange Commission (the "Commission") has adopted certain rules which generally define a "penny stock" to be any equity security that has a market price (as defined therein) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. The Common Stock will become subject to these rules if it is classified as a penny stock. These rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with a net worth exceeding $1 million or annual income exceeding $200,000 (or $300,000 jointly with their spouse)). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a penny stock, unless exempt, the applicable rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the security and, if the broker-dealer is the sole market maker, he must disclose this fact and his presumed control over the market. Finally, monthly statements must be sent which disclose recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above described rules may adversely affect the liquidity of the market for the Company's Common Stock and may also adversely affect the ability of the Company's shareholders to sell the Common Stock in the secondary market.

PRIVATE PLACEMENT WARRANTS AND ADDITIONAL WARRANTS

      In January 1998 the Company consummated the private offering (the "Private Offering") of 250,000 shares of Common Stock. As part of this Private Offering the investors were granted Warrants (the "Private Placement Warrants") to purchase a total of 250,000 shares of Common Stock. Additionally, Mr. Thomas H. Minkoff was previously granted Additional Warrants which allow him to purchase an additional 500,000 shares of Common Stock. The exercise of any of the Private Placement Warrants or the Additional Warrants could cause significant additional dilution to the equity positions of investors who purchase Common Stock in this Offering. See "Description of Securities - Private Placement Warrants" and "-Additional Warrants."

OFFERING NOT CONDUCTED IN ACCORDANCE WITH CERTAIN BLANK CHECK REGULATIONS

      The Offering is not being conducted in accordance with the Commission's Rule 419, which was adopted to strengthen regulation of securities offerings by "blank check" companies which the United States Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. Pursuant to Rule 419, a "blank check" company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies; and (b) a company which issues a "penny stock," meaning any equity securities that, among other things, (i) are not quoted in the NASDAQ system; or
(ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets (i.e., total assets less intangible assets and liabilities) of less than $5,000,000, as demonstrated by the company's most recent financial statements that have been audited and reported on by an independent public accountant. The Company believes that it is not a "blank check" company and therefore it is not subject to Rule 419 because the Company's primary intention is to build assisted living facilities, rather than to acquire existing facilities, although the Company has not identified the specific location of any such construction. Accordingly, investors in this Offering will not receive the substantive protections provided by Rule 419. There can be no assurances that the Commission, the United States Congress or state legislatures will not enact legislation which will prohibit or restrict the sale of securities of companies such as the Company.


"BEST EFFORTS OFFERING;" ESCROW OF OFFERING PROCEEDS

      There is no firm commitment on the part of the Underwriter to purchase any or all of the Common Stock offered hereby. Rather, the Underwriter has agreed to sell the Common Stock through licensed dealers on a "best efforts" basis. Accordingly, there can be no assurance that any or all of the Common Stock being offered hereby will be sold. Further, pending the closing of the sale of the Common Stock, the proceeds of the Offering will be deposited in escrow in an interest-bearing account at the Chase Manhattan Bank (the "Escrow Agent") collateralized by direct obligations of the United States government or short-term U.S. treasury collateralized instruments of the Escrow Agent. This account is not insured by the Federal Deposit Insurance Corporation or by any other governmental agency. Unless gross proceeds of $4,500,000 are generated within a period of 60 days from the date of this Prospectus (the "Offering Period"), the Offering will terminate and all funds theretofore received from the sale of the Common Stock will be promptly returned to the subscribers without deduction therefrom or interest thereon. If this amount of gross proceeds are generated, these funds will, upon the mutual consent of the Company and the Underwriter, be disbursed to the Company. The Offering can then be extended for a fifteen day period (the "Extension Period") upon the mutual consent of the Company and the Underwriter. During the Offering Period and the Extension Period, subscribers will not be entitled to a return of their subscriptions. Therefore, prospective investors in the Common Stock should consider that any funds used by them to purchase shares of Common Stock in the Offering could be held in escrow and be unavailable for the entire duration of the Offering Period and the Extension Period, and, in the event that gross proceeds of $4,500,000 are not generated during the Offering Period, such funds could be returned to them at the close of the Offering Period with interest thereon.

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE COMMON STOCK

      The Company has made application to register or has or will seek to obtain an exemption from registration to offer the Common Stock, and intends to conduct its selling efforts in ___________, ___________, _________. Purchasers of the Common Stock in the Offering must be residents of such jurisdictions. In order to prevent resale transactions in violation of states' securities laws, shareholders may only engage in resale transactions in the states listed above and such other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Common Stock. Further, the Company will advise its market maker, if any, of such restriction on resale. Such restriction on resale may limit the ability of investors to resell the shares of Common Stock purchased in this Offering.

      Several additional states may permit secondary market sales of the shares of Common Stock (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records; (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors.

ANTI-TAKEOVER CONSIDERATIONS

      The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the powers, designations, preferences and relative rights thereof without any further vote or action by the Company's shareholders. The issuance of Preferred Stock could dilute the voting power of holders of Common Stock and could have the effect of delaying, deferring or presenting a change in control of the Company. See "Description of Securities - Preferred Stock" and "Description of Securities - Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Florida Law."


                               USE OF PROCEEDS

      The maximum net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock and 1,000,000 Warrants offered hereby at the assumed initial public offering prices of $5.00 per share and $0.10 per Warrant are estimated to be $4,356,000, after deducting underwriting discounts and commissions of approximately $510,000 and estimated offering expenses of approximately $234,000. This is based on the maximum gross proceeds amount of $5,100,000. If the minimum gross proceeds amount ($4,500,000) is raised, the net proceeds to the Company, after deducting underwriting discounts and commissions of approximately $450,000 and estimated offering expenses of $234,000, will be approximately $3,816,000. The Company anticipates that it will utilize the net proceeds of this Offering in the amounts and in the order of priority indicated in the following chart:

                                                 MAXIMUM PROCEEDS(1)                        MINIMUM PROCEEDS(2)
                                                 -------------------                        -------------------
                                          Approximate           Percent of           Approximate           Percent of
Allocation of Net Proceeds               Dollar Amount         Net Proceeds         Dollar Amount         Net Proceeds
--------------------------               -------------         ------------         -------------         ------------
Identification and acquisitions of
     land for development of two
     assisted living facilities
     (the "Initial Facilities")          $   600,000                13.8%            $   600,000              15.7%
Development and construction of the
     Initial Facilities                  $ 1,584,000                36.4%            $ 1,584,000              41.5%
Purchase of furniture, fixtures
     and  equipment for the Initial
     Facilities                          $   150,000                 3.4%            $   150,000               3.9%
Payment of start-up costs
     associated with the
     development of the Initial
     Facilities                          $    90,000                 2.0%            $    90,000               2.4%
Acquire land and preliminary work
     in connection with the
     proposed development of
     additional assisted living
     facilities (the "Additional
     Facilities")                        $ 1,350,000                31.0%            $   810,000              21.2%
Working capital and general
     corporate purposes(3)               $   582,000                13.4%            $   582,000              15.3%
Total                                    $ 4,356,000               100%              $ 3,816,000             100%

---------------------
(1) Assumes net proceeds of $4,356,000 based on gross proceeds of $5,100,000.

(2) Assumes net proceeds of $3,816,000 based on gross proceeds of $4,500,000.

(3) This includes wages, employee benefits, telephone lines, copy machines and other overhead costs expected to be incurred by the Company.

      The development of the Additional Facilities will not be possible without substantial financing in addition to this Offering. See "Risk Factors - Dependence on Additional Financing."

      Based on currently proposed plans and assumptions relating to its operations, the Company anticipates that its current financial resources, including the proceeds of this Offering, will be sufficient to satisfy its contemplated cash requirements for approximately twelve months following the consummation of this Offering. If the Company's plans or assumptions change or prove to be inaccurate or if the proceeds of this Offering or projected cash flows prove to be insufficient to fund operations (due to unanticipated expenses, technical problems or difficulties or otherwise), the Company may find it necessary to seek additional financing. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms or at all. The Company will also require substantial additional financing to fund its activities after the consummation of this Offering. See "Risk Factors - Dependence on Additional Financing." See "Risk Factors - Current Financial Resources."

      The foregoing represents the Company's present intentions with respect to the allocation of the net proceeds of this Offering based upon its present plans and business conditions. However, the occurrence of certain unforeseen events or changes in business conditions could result in the application of the proceeds of this Offering in a manner other than as described in this Prospectus. See "Risk Factors-Use of Proceeds."

      Pending utilization of the proceeds of this Offering, the Company may make temporary investments in bank certificates of deposit, prime commercial paper, United States Government obligations, money-market funds or other similar short-term low-risk investments.

                               DIVIDEND POLICY

      The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently anticipates that it will retain any future earnings for use in the expansion and operation of its business.

                        DETERMINATION OF OFFERING PRICE

      The public offering price of the Common Stock and the public offering price and exercise price of the Warrants have been determined by arms' length negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the Common Stock and the public offering price and exercise price of the Warrants included the business in which the Company is engaged, estimates of the business potential of the Company, the present state of the Company's development, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies, and other factors that the Underwriter and the Company deemed relevant.

                                CAPITALIZATION

      The following table sets forth the total capitalization of the Company at September 30, 1998 and as adjusted to reflect the sale of the Securities offered hereby (at the assumed initial public offering price set forth on the cover page of the Prospectus) and the application of the net proceeds from this Offering:

                                                                                                     September 30, 1998
                                                                                                                     As
                                                                                             Actual         Adjusted(1)
Long-term Debt, Less Current Portion                                                               $0               $0
Shareholders' equity
Preferred stock, $0.001 par value; authorized 10,000,000 shares; none issued and
     outstanding                                                                                    0                0
Common stock, $0.001 par value; authorized 10,000,000 shares; issued and outstanding
     1,000,000 shares (actual) 2,000,000 shares (as adjusted)(1)                                1,000            2,000
Additional paid-in capital                                                                    404,486        4,759,486
Deficit accumulated during the development stage                                             (262,684)        (262,684)
Total shareholders' equity                                                                    142,802        4,498,802
Total capitalization                                                                         $142,802       $4,498,802

---------------------
(1)Excludes shares of Common Stock issuable upon the exercise of (i) the Warrants offered hereby, (ii) the Private Placement Warrants, and (iii) the Additional Warrants.

                                   DILUTION

      The net tangible book value of the Company as of September 30, 1998 was $61,277 or $0.06 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the 1,000,000 shares of Common Stock and 1,000,000 Warrants offered hereby (based upon an assumed initial public offering price of $5.00 per share and $0.10 per Warrant and after deducting underwriting discounts and commissions and estimated offering expenses), the Company's net tangible book value at September 30, 1998 would have been $4,417,277 or $2.21 per share. This represents an immediate increase in net tangible book value to existing shareholders of $2.15 per share and an immediate dilution to new investors of $2.79 per share, or 55.8%. The following table illustrates the per share dilution:

Assumed initial public offering price per share                        $5.00
Net tangible book value per share before this offering   0.06
Increase attributable to new investors                   2.15
Net tangible book value per share after this offering                   2.21
Dilution per share to new investors                                    $2.79

      The following table summarizes, as of September 30, 1998, the differences between existing shareholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price paid per share (assuming an initial public offering price of $5.00 per share and $0.10 per Warrant and before deducting the underwriting discount and estimated offering expenses):

                                                                                                        Average
                                      Shares Purchased                  Total Consideration              Price
                                  Number           Percent            Amount           Percent         Per Share
                                  ------           -------            ------           -------         ---------
Existing shareholders           1,000,000           50.0%           $ 500,000           9.1%             $0.67
New investors                   1,000,000           50.0%           $5,000,000          90.0%            $5.00
Total                           2,000,000           100.0%          $5,500,000         100.0%

      The foregoing tables assume no exercise of the Warrants, the Private Placement Warrants or the Additional Warrants. See "Capitalization,"
"Management-Employee Benefit Plans" and Notes to Consolidated Financial Statements.

QUARTERLY RESULTS OF OPERATIONS

      The following table sets forth certain unaudited consolidated quarterly statement of operations data for each of the quarters in the periods May 22, 1996 (inception) through December 31, 1996, January 1, 1997 through December 31, 1997 and January 1, 1998 through September 30, 1998. In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this Prospectus, and includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information in accordance with generally accepted accounting principles. Such quarterly results are not necessarily indicative of future results of operations and should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto.

                                           ($ in thousands, except per share data)

                                                        Quarter ended

                                                                                         1996
                                                                  ----------------------------------------------
                                                                  June 30       September 30         December 31
                                                                  -------       ------------         -----------
Revenues                                                           $    0              $    0             $    0

Cost of Revenues                                                        0                   0                  0

Gross Profit                                                            0                   0                  0

Selling, General and Administrative Expenses                            0                   0                  0

Income (Loss) from Operations and before Income Taxes                   0                   0                  0

Provision for Income Taxes                                              0                   0                  0

Net Income (Loss)                                                   $   0               $   0              $   0

Net Income (Loss) Per Share Basic and Diluted                       $0.00               $0.00              $0.00

Shares Used in Computing Basic Net Income Per Share                   100                 100                100

Shares Used in Computing Diluted Net Income Per Share                 100                 100                100

                                                                            1997
                                                                            ----
                                                  March 31         June 30       September 30        December 31
                                                  --------         -------       ------------        -----------
Revenues                                            $    0          $    0             $    0             $    0

Cost of Revenues                                         0               0                  0                  0

Gross Profit                                             0               0                  0                  0

Selling,   General   and   Administrative
Expenses                                                1               23                 32                 40

Income (Loss) from  Operations and before
Income Taxes                                           (1)            (23)               (32)               (40)

Provision for Income Taxes                               0               0                  0                  0

Net Income (Loss)                                     ($1)           ($23)              ($32)              ($40)

Net  Income  (Loss)  Per Share  Basic and
Diluted                                           ($10.00)       ($230.00)          ($320.00)            ($0.08)

Shares  Used  in   Computing   Basic  Net
Income Per Share                                       100             100                100            500,000

Shares  Used  in  Computing  Diluted  Net
Income Per Share                                       100             100                100            500,000


                                                                      1998
                                                                      ----
                                                   March 31           June 30       September 30
                                                   --------           -------       ------------
Revenues                                            $     0           $     0            $     0

Cost of Revenues                                          0                 0                  0

Gross Profit                                              0                 0                  0

Selling,   General   and   Administrative                51                56                 59
Expenses

Income (Loss) from  Operations and before              (51)              (56)               (59)
Income Taxes

Provision for Income Taxes                                0                 0                  0

Net Income (Loss)                                    $ (51)            $ (56)             $ (59)

Net  Income  (Loss)  Per Share  Basic and           $(0.07)           $(0.07)            $(0.06)
Diluted

Shares  Used  in   Computing   Basic  Net           750,000           750,000          1,000,000
Income Per Share

Shares  Used  in  Computing  Diluted  Net           750,000           750,000          1,000,000
Income Per Share

                        MANAGEMENT'S PLAN OF OPERATION

      THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

PLAN OF OPERATION

      The Company intends to become an owner and operator of assisted living facilities primarily through a strategy of the acquisition of real property which can be developed or converted into operating assisted living facilities. The Company anticipates that its initial business activities will be focused in the Southeastern region of the United States, beginning in Florida. The Company has developed an acquisition strategy which specifies the criteria which the Company will utilize in the identification and evaluation of potential development opportunities. The Company also plans to evaluate the acquisition of existing assisted living facilities, but does not anticipate that this will be a significant component of its business strategy. The Company's proposed plan of operation is based on a strategy of developing and operating assisted living facilities in non-metropolitan areas and in locations near metropolitan areas which possess characteristics that the Company believes will be conducive to the development of the Company's facilities. The Company's management believes that the markets for assisted living facility services in metropolitan areas are beginning to become saturated, and that the supply of available beds in metropolitan areas of the Southeastern United States is beginning to exceed the demand for such available beds. See "Business."

      By locating its facilities in these areas the Company intends to provide residents with an attractive local assisted living alternative. The Company anticipates providing high quality assisted living facilities in non-metropolitan areas and acceptable areas close to metropolitan areas which are comparable in quality and services offered by those facilities located in metropolitan areas.

      The Company believes that it will be able to receive better returns on its capital investments in these non-metropolitan and outlying areas. The Company believes that the majority of the capital and operating costs that it will encounter will be lower in these areas, resulting in greater value. It is anticipated that this strategy will allow the Company to avoid the highly competitive metropolitan areas and achieve a greater level of value in its facilities.

FINANCIAL RESOURCES AND CASH REQUIREMENTS

      The Company anticipates that its current financial resources (including the anticipated net proceeds of this Offering) will be adequate to satisfy its projected capital and operating requirements for no more than twelve months. This estimate is based on certain assumptions which the Company believes are valid, but there can be no assurance that such resources will satisfy the Company's capital and operating needs for this period. See "Risk Factors-Inadequacy of Financial Resources" and "-Dependence on Additional Financing."

RESEARCH AND DEVELOPMENT

      Because of the nature of its business the Company does not anticipate that any significant research and development expenditures will be required during the twelve months following the Offering.

SIGNIFICANT PLANT OR EQUIPMENT PURCHASES

      Based on its development strategy the Company anticipates the development of two assisted living facilities during the twelve months following the Offering. The total expenditures associated with the development of these two facilities are expected to be comprised of real estate purchases ($600,000), building construction ($1,584,000), equipment ($150,000) and associated start-up costs ($90,000). Assuming that the Company receives the maximum net proceeds from this Offering ($4,356,000), the Company anticipates the purchase of land for the proposed development of subsequent facilities ($1,200,000), and has allocated an additional $150,000 to cover any contingencies associated with these land purchases. If the Company receives the minimum net proceeds from this Offering ($3,816,000), it anticipates spending $810,000 (including an additional $150,000 to cover contingencies) for the purchase of land for the development of subsequent facilities.

CHANGES IN THE NUMBER OF EMPLOYEES

      The Company currently has two employees, both of whom are executive officers. During the twelve months following the Offering the Company expects to employ full-time and part-time employees which will result in a total of the equivalent of seventeen full-time employees.

                                   BUSINESS

THE COMPANY

      The Company intends to become an owner and operator of assisted living facilities primarily through a strategy of the acquisition of real property which can be developed or converted into operating assisted living facilities. The Company is currently a development stage ("start up") company, and has not performed any operations, owned or operated any assisted living facilities or generated any revenues from any activities, including, without limitation, operation of assisted living facilities. Initially, the Company's business activities will be focused in the Southeastern region of the United States, beginning in Florida. The Company has developed an acquisition strategy which specifies the criteria which the Company will seek in potential development opportunities. The Company also plans to evaluate the acquisition of existing assisted living facilities, but it does not anticipate that this will be a significant component of its business strategy. The Company believes that the assisted living industry in which it intends to operate is currently fragmented and characterized mostly by small, independent operators. The Company believes that this industry is ripe for consolidation. See "Risk Factors - No Operating History, Lack of Revenues and Expectation of Future Losses."

      The Company intends to utilize a decentralized management structure under which the Executive Director of each facility (each an "Executive Director") is delegated the authority to make daily decisions necessary to satisfy the particular demands of their respective facilities. The Company believes such a structure will result in a high level of employee and resident satisfaction and occupancy rates.

      The Company intends to implement an incentive program which will be open to all of the Company's employees. The program will be designed to foster a successful and enjoyable work environment, which the Company believes will result in a low employee turnover rate. It is anticipated that this program will take into consideration numerous areas of the Company's anticipated business, including facility profitability, resident satisfaction, occupancy rates and employee turnover, and that this program will offer employees an opportunity to earn, among other things, cash and stock bonuses. The Company recognizes that its long-term success will be dependent on the efforts of its employees, and accordingly the Company will focus a substantial portion of its management efforts on the identification, training and motivation of its employees.

      The Company plans to develop a centralized marketing plan designed to help build brand recognition for the Company and its facilities and services. In addition, the Company plans to assist each facility in developing a marketing plan for each individual facility. Each Executive Director will also be responsible for the local marketing of his or her respective facilities. The Company anticipates that the marketing plans will emphasize educating potential residents and family members of the benefits of the Company's facilities and services. The Company's target market is anticipated to be senior citizens who are able to pay for the Company's services themselves as opposed to managed care, governmental providers or other third party payors. Such third party providers have not historically paid for the services intended to be offered by the Company. See "Risk Factors - Dependence on Private Pay Residents; Changes in Reimbursement Policy."

      The Company intends to focus on the local characteristics of its individual assisted living facilities. Facilities will be managed by Executive Directors who the Company expects to be local citizens with appropriate backgrounds and health care experience. The Company intends to hire Executive Directors in advance of the opening of their respective facilities so that each Executive Director can be involved in the preliminary stages of each facility and can offer their unique local outlooks. The Company anticipates that its facilities will be located in areas within each target community which are as close as possible to identified target neighborhoods, thereby further strengthening each facility's local connections. Executive Directors will be required to participate in community activities and to become involved in community affairs.

THE INDUSTRY

      The assisted living industry is a growing component of the non-acute health care delivery system for the elderly. This industry serves the needs of the elderly who benefit from living in a supportive environment and who may require or prefer some form of assistance with certain daily living activities, and who no longer desire, or cannot maintain, an independent lifestyle. It is estimated by Jeffries & Company, Inc. ("Jeffries") that between six to seven million people over age 65 require assistance with daily living activities, and that 650,000 to one million nursing home residents have conditions which could be more effectively treated at an assisted living facility.

      An important subset of the over-65 segment is individuals who are 85 years old or older. According to a Coopers & Lybrand study, this "old-old" group is expected to experience dramatic growth over the next decade. The Company believes that this increased number of "old-old" individuals will be significant users of the services provided by assisted living facilities.

      The Company believes that the assisted living industry is emerging as an increasingly important component of the healthcare delivery system. The Assisted Living Federation of America has defined assisted living as:

      ". . . A SPECIAL COMBINATION OF HOUSING, SUPPORTIVE SERVICES, PERSONALIZED ASSISTANCE AND HEALTHCARE DESIGNED TO RESPOND TO THE INDIVIDUAL NEEDS OF THOSE WHO NEED HELP WITH THE ACTIVITIES OF DAILY LIVING AND INSTRUMENTAL ACTIVITIES OF DAILY LIVING. SUPPORTIVE SERVICES ARE AVAILABLE, 24 HOURS A DAY, TO MEET THE SCHEDULED AND UNSCHEDULED NEEDS, IN A WAY THAT PROMOTES MAXIMUM DIGNITY AND INDEPENDENCE FOR EACH RESIDENT AND INVOLVES THE RESIDENT'S FAMILY, NEIGHBORS AND FRIENDS."

      Although the levels of service provided vary considerably from operator to operator, selected providers will be well positioned to serve as an alternative between the skilled care of a higher-acuity nursing home or hospital and the relatively unstructured care of a retirement community. An assisted living facility attempts to provide services at a lower cost than those of most high-end home health services and intermediate care nursing homes while still providing a home-like setting.

      In contrast to the skilled nursing home industry, the assisted living industry has developed with limited government regulation although the Company anticipates that both Federal and state governmental bodies will increase regulation of the industry in the near future. Providers receive minimal reimbursement from government programs and, as a result, have grown solely as a function of demand. The Company believes that the result is a more consumer-focused environment in which to live than the traditional institutional setting, where Federal regulations set the standard. See "Risk Factors - Government Regulation" and "- Health Care Reform."

      According to Alex. Brown & Sons, Inc., the assisted living industry is projected to grow nationally between 15% and 20% annually due to a number of demographic, social and economic factors, including: (1) significant growth in the senior population; (2) the need for assistance for such individuals; (3) limited supply of assisted living facilities; (4) limited supply of long-term care beds; and (5) the relatively low cost of assisted living facilities' services relative to those provided by skilled care facilities.

      The Company believes that the assisted living industry is poised for growth based on several significant trends, including the following:

      FAVORABLE DEMOGRAPHICS. The primary consumers of assisted living services are persons over age 75. The Company believes that this group represents one of the fastest growing segments of the United States population. This segment of the population, which comprises a significant percentage of residents at assisted living facilities, is projected by the United States Administration on Aging to increase from approximately nine million in 1990 to approximately twelve million in 2000. The Company believes that this trend will contribute to a continued demand for assisted living services.

      QUALITY OF LIFE. The Company believes that assisted living facilities provide prospective residents and their families with an attractive alternative to skilled nursing facilities, particularly those prospective residents who do not require the level of care or institutional setting of skilled nursing facilities. Assisted living facilities, which are generally furnished by residents, allow residents to preserve their independence while aging in a more residential setting. The Company believes these factors result in a higher quality of life than that experienced in the more institutional or clinical settings, such as skilled nursing facilities.

      COST EFFECTIVENESS. The annual per resident cost for assisted living care is significantly less than the annual per resident cost for skilled nursing care. The Company believes that the cost of assisted living care compares favorably with home health care when the costs associated with housing and meal preparation are added to the costs of home health care. Competitive and regulatory pressures are also forcing skilled nursing facilities to shift their focus toward providing more intense levels of care which enables them to charge higher fees, thus adding to the shortage of facilities providing less intensive care. The rapid growth of the elderly population coupled with continuing constraints on the supply and availability of long term care beds is leading to a continued shortage of long term care beds for the elderly.

      FAMILY DYNAMICS. As a result of the growing number of two-income families, many children are not able to care for elderly parents in their own homes. Two-income families are, however, better able to provide financial support for elderly parents. Other factors, such as the growth in the divorce rate and the increased number of single-parent households, as well as the increasing geographic dispersion of families, have contributed to the growing inability of children to care for aging parents in the home.

      USAGE BASED ON NEED. The use of assisted living facilities is based on a need for assistance with certain functions, as opposed to the discretionary lifestyle choices made by residents of adult congregate living facilities or retirement communities.

BUSINESS AND GROWTH STRATEGY

      The Company's business and growth strategy is based on the following key elements:

      CONSTRUCTION AND DEVELOPMENT OF ASSISTED LIVING FACILITIES. The Company anticipates that the primary focus of its business activities will involve the identification of desirable sites and the subsequent construction, development and operation of assisted living facilities on these sites. The Company's primary objective will be to identify sites with desirable demographic and economic characteristics in non-metropolitan areas and in locations near metropolitan areas that have characteristics that the Company believes will be conducive to the development of its facilities. These characteristics include such things as the presence of identifiable residential neighborhoods, acceptable demographics and acceptable competitive conditions. The Company believes that a migration of a certain segment of the American population to these areas will occur and that a portion of this anticipated migration will include seniors. By locating its facilities in these areas the Company intends to provide residents with an attractive local assisted living alternative. The Company anticipates providing high quality assisted living facilities in non-metropolitan areas and acceptable areas close to metropolitan areas which are comparable in quality and services offered by those facilities located in metropolitan areas.

      LOCALIZED INVOLVEMENT AND MANAGEMENT. The Company plans to focus on and stress the local characteristics of each of its facilities. A uniform corporate-level image for all facilities will be avoided. The Company believes that each target community in which the facilities may be located has its own specific characteristics, and the identification of these characteristics and their use as a focus of each facility's operational and marketing efforts will be critical to the Company's business plan. The Company intends to hire local residents with appropriate backgrounds, health care experience and community visibility to serve as Executive Directors of its facilities. In addition to facility management duties, each Executive Director will be responsible for local marketing efforts. One of the primary directives given to the Executive Directors will be the continual identification of and sensitivity to local trends and characteristics in their management and marketing duties. The Company also intends to locate its facilities as close as possible to identified neighborhoods with target communities, further strengthening the local nature of each such facility.

      PROVIDING ACCESS TO A FULL SPECTRUM OF ASSISTED LIVING SERVICES. The Company proposes to provide access to a full spectrum of assisted living services. These services will be provided either by the Company or by outside services or agencies through the Company. It is the Company's strategy to increase the availability of additional services and to capture the incremental revenue generated by providing these services through Company employees. In addition, one of the Company's goals is to establish hospital or health care network affiliations for each of its facilities. Hospital and health care


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



network affiliations may provide for on-site physician and nursing services and facilitate the provision of health care services and wellness programs to the residents of the Company's facilities. The Company's current management has experience in establishing these types of affiliations and networks.

      MAINTENANCE OF HIGH OCCUPANCY RATES. The Company intends to utilizes marketing programs to achieve high occupancy rates in its facilities. The Company's anticipates that its marketing programs will create community awareness of the Company, its facilities and its services, and cultivate relationships with referral sources such as health care providers, physicians, clergy, pharmacists, elderly agencies, home health agencies and social workers. In addition, the Company may evaluate the establishment of hospital affiliations which may provide referrals of prospective residents.

      ENHANCEMENT OF PROFITABILITY. The Company plans to develop and implement sophisticated management and operational procedures which are intended to result in strong operating margins and high occupancy rates. These procedures are anticipated to include securing national vendor contracts where feasible to ensure consistent low pricing, implementing sophisticated budgeting and financial controls at each facility and establishing standardized training and operations procedures. The Company believes that the systematic implementation of its management and operations policies will enable the Company to enhance the financial performance of its existing and future facilities and continue to improve the profitability of its facilities.

      EXPANSION OF FACILITIES. As a longer term component of its proposed strategy, the Company believes that certain assisted living facilities with stabilized occupancies will benefit from additions and expansions offering increased capacity, as well as additional levels of service for certain residents. The Company also believes that the expansion of existing facilities, if any are built or acquired, will allow the Company to take advantage of certain economies of scale by increasing the revenue base at a facility while leveraging such facility's existing infrastructure.

      POSSIBLE ACQUISITION OF EXISTING ASSISTED LIVING FACILITIES. The Company will continue to evaluate existing assisted living facilities as acquisition candidates and will pursue any attractive opportunities that arise. Based on the Company's research and its prior experience, however, the Company does not believe that such existing facilities can be acquired at acceptable prices. Accordingly, the Company does not anticipate that such acquisitions will be a significant factor in its business strategy.

      POSSIBLE UTILIZATION OF TAX-EXEMPT BOND FINANCING. The Company may in the future investigate the potential utilization of long-term tax-exempt bond financing, if available, to finance the development of new assisted living facilities and the acquisition and renovation of existing senior and assisted facilities. The cost benefit of tax-exempt bond financing, which can be a low cost source of funds in certain circumstances, is partially offset in certain cases by the potential limit on the Company's ability to increase prices at facilities subject to such bond financing to the extent such increases affect the ability of the Company to attract and retain certain residents.

SERVICES

      The Company anticipates that the assisted living facilities that it intends to develop and operate will offer residents personal support services and assistance with certain activities of daily living in a supportive, home-like setting. The proposed residents of the Company's facilities will typically be unable or will choose not to live independently, but will not require the 24-hour nursing care typically provided in skilled nursing facilities. The Company's service options are designed to meet residents' changing needs and to achieve a continuity of care, enabling seniors to age gracefully and with dignity and thereby maintain their independence and residency for a longer time period.

      BASIC CARE PROGRAM. The Company anticipates that its basic care services, which will be available to all residents at its facilities, will include such items as meal service, medication monitoring and management, housekeeping services, social and recreational activities, scheduled transportation to medical centers and shopping, security, emergency call response, access to on-site medical services and medical education and wellness programs.

      SUPPLEMENTAL CARE SERVICES. Residents with cognitive or physical frailties and higher level service needs will either be accommodated with supplemental services in their own units or cared for in a more structured and supervised environment on a separate wing or floor of the facility with a dedicated staff and with separate dining rooms and activity areas. The Company anticipates that this supplemental service may provide additional incremental revenue and enable its residents to remain in its facilities longer. The Company anticipates that many of its residents will receive supplemental health care services from outside third parties. The Company's ability to provide certain services depends on licensure requirements of particular states. However, the Company's proposed general strategy will to provide assistance with activities of daily living subject to state licensure limitations.

      The Company intends to assist residents in locating qualified providers for such health care services.

COMPANY OPERATIONS

OVERVIEW

      The Company intends to continually review opportunities to expand the number of services it offers to residents of its assisted living facilities. The Company will attempt to generate profits through a combination of the implementation of efficient operating procedures and the economies of scale associated with the number of its facilities. The Company's proposed operating procedures include securing national vendor contracts where appropriate to obtain consistent low pricing, implementing budgeting and financial controls at each facility and establishing standardized training and operations procedures. The Company believes that assisted living operators must combine health care, finance, hospitality, marketing and real estate operations expertise to attain success.

      The Company will implement standards, policies and procedures systems, including detailed staff manuals, which the Company believes will contribute to each facility's chance of success. THE COMPANY ANTICIPATES CENTRALIZING ITS ACCOUNTING, FINANCE AND OTHER OPERATING FUNCTIONS AT ITS CORPORATE HEADQUARTERS SO THAT, CONSISTENT WITH ITS OPERATING PHILOSOPHY, FACILITY-BASED PERSONNEL WILL FOCUS ON RESIDENT CARE AND EFFICIENT operations. The Company anticipates that its headquarters staff will be responsible for the establishment of Company-wide policies and procedures relating to, among other things, resident care, facility design and facility operations; billings and collections; accounts payable; finance and accounting; development of employee training materials and programs; marketing activities; the hiring and training of management and other facility-based personnel; compliance with applicable local and state regulatory requirements; and implementation of the Company's acquisition, development and leasing plans.

DEVELOPMENT

      The Company currently intends to commence the development of two facilities after the completion of this Offering. The Company anticipates that this will involve the identification and acquisition of sites, the preparation of such sites for development into assisted living facilities (including such things as improvement of the land and acquiring all necessary zoning and regulatory approvals) and the construction of such facilities. The size of a particular facility to be developed will depend on site size, zoning and underlying market and demographic characteristics. In addition to the living units, it is anticipated that the Company's developed facilities will contain common areas for residents, including a living room, beauty/barber shop, dining room and private dining room. The Company anticipates that new developments will require approximately four months for pre-construction development, approximately six months for construction and approximately six months after opening to achieve stabilized occupancy. The total construction costs, including allocated land purchase costs, for a typical facility are estimated to be approximately $45,000 to $55,000 per unit (based on a facility which contains from twenty to twenty-four units).

      The Company plans to evaluate markets in which to develop its facilities based on a number of factors, including demographic profiles of both potential residents and their adult children, existing competitors and lack of new entrants, estimated market demand and zoning prospects. Site selection is proposed to be based on established criteria relating to land cost and
conditions,   visibility,   appropriate   infrastructure  (such  as  sewage  and
utilities), accessibility, immediate adjacencies, community perception and zoning prospects. Full market feasibility studies, which include evaluations of all potential competitors, extensive interviews with key community sources and health care providers and demographic studies, are proposed to be conducted for each site.

      The Company anticipates that it will become aware of potential sites through independent brokers, developers, health care organizations, financial institutions and internal site identification. If a site meets the Company's general market criteria, then the Company plans to order a preliminary market study. If the market study indicates that the site meets its selection criteria, the Company then plans to conduct a more in-depth analysis of the market to ensure there is a demonstrated need for assisted living services and that the site is appropriate in terms of location, size and zoning. If the market and site meet all of the Company's selection criteria, the Company will then attempt to purchase the site for development. See "Risk Factors--Development and Construction Risks" and "--Dependence on Additional Financing."

      The successful consummation if any of the Company's purchases or ground leases of development sites is subject to certain customary conditions, including zoning and other governmental approvals. Although the Company expects the acquisitions or ground leases of the development sites to be consummated, there can be no assurance that the conditions to closing such acquisitions or ground leases will be satisfied in a timely manner, or at all. See "Risk Factors-Development and Construction Risks."

FACILITY STAFFING AND TRAINING

      The Company anticipates that each facility will have an Executive Director responsible for the day-to-day operations of the facility, including quality of care, social services and financial performance. The Company feels that once a site is selected, the choice of an Executive Director for that facility is critical. Each Executive Director is expected to receive specialized training from the Company, and is expected to have responsibility for two to three facilities. In addition, a portion of each Executive Director's compensation will be directly tied to the operating performance of the facility which he or she operates and to the maintenance of high occupancy levels. The Company believes that the quality and size of its facilities, coupled with its competitive compensation philosophy, will enable it to attract high-quality, professional administrators. The Company anticipates that each Executive Director will be supported by other personnel who will be directly responsible for day-to-day care of the residents and marketing and community programs.

      The Company believes that quality of care and operating efficiency can be maximized by direct resident and staff contact. Employees involved in resident care, including the administrative staff, are expected to be trained in the support and care needs of the facility's residents and emergency response techniques. The Company plans to adopt training and evaluation procedures to help ensure quality care for its residents. The Company intends to develop policy and procedure manuals for each department and to hold ongoing training sessions for management and staff of each facility.

QUALITY ASSURANCE

      The Company plans to maintain quality assurance programs at each of its facilities through its corporate headquarters staff. The Company anticipates that its quality assurance programs will be designed to achieve a high degree of resident and family member satisfaction with the care and services provided by the Company's facilities. The Company anticipates that its quality control measures will include, among other things, facility inspections conducted by corporate staff on at least a monthly basis. These inspections are proposed to cover such items as the appearance of the facility's exterior and grounds; the appearance and cleanliness of its interior; the professionalism and friendliness of staff; resident care plans; the quality of activities and the dining program; observance of residents in their daily living activities; and compliance with government regulations.

      The Company's proposed quality control measures will also include the survey of residents and family members on a regular basis to monitor the quality of services provided to residents. The survey process begins with a visitor's survey sent one week following a potential resident's visit to a facility to ascertain his or her opinions and initial impressions. Detailed annual written surveys and exit surveys are used to appraise and monitor the level of satisfaction of residents and their families with facility operations and services.

      In order to foster a sense of community as well as to respond to residents' desires, at each facility the Company plans to initiate the establishment of advisory committees elected by the residents, that will meet periodically with the Executive Director of the facility. These committees will promote resident involvement and satisfaction and enable facility management to be more responsive to the residents' needs and desires.

MARKETING AND SALES

      The Company's proposed marketing strategy is intended to create awareness of the Company and its services among potential residents and their family members and referral sources, such as hospital discharge planners, physicians, clergy, area agencies for the elderly, pharmacists, skilled nursing facilities, home health agencies and social workers. The Company intends to develop overall strategies for promoting the Company and monitoring the success of the Company's marketing efforts. The Executive Director of each facility will administer that facility's local marketing and outreach programs, which will stress that community's local characteristics and aspects. Besides direct contacts with prospective referral sources, the Company also plans to utilize print advertising, yellow pages advertising, direct mail, signage and special events, such as grand openings for new facilities, health fairs and community receptions. In addition, the Company intends to establish and promote resident referral programs at each facility.

      The Company has also developed a pre-opening strategy which will be pursued prior to the opening of each facility. This strategy will begin prior to the opening of a facility. First, an Executive Director will be hired and will become actively involved in both the finalization of the facility and in its promotion and marketing. The Company will also actively market and promote the facility during this pre-opening period through such anticipated methods as direct mail, print advertisements and telemarketing. The Executive Director and other Company representatives will visit and make speeches to community groups and other forums which may serve as sources of referrals of residents. This concentrated pre-opening marketing and promotion effort will be intended to develop a strong positive image of the facility within its community prior to beginning operations.

      The Company anticipates that a corporate marketing plan will be developed with the assistance of each Executive Director. Each Executive Director will also create and implement marketing plans for their specific facilities which reflect local attributes and characteristics. The Company believes that this structure will allow it to utilize its overall corporate image modified to capture the particular characteristics of each facility.

      As an extension of the Company's focus on localization of its marketing efforts, each Executive Director will be expected to participate in community activities so that their facilities' images are enhanced and the Company's visibility is increased. The Company also anticipates that such activities as volunteer and educational programs will increase the Company's visibility on the local level. This structure allows the community to be in direct contact with the decision maker in that facility who is also responsible for resident care.

      In addition to its corporate level and local level marketing programs, the Company intends to stress the concept of internal marketing at each of its facilities. This concept, which is a logical extension of the Company's focus on localized operation for each facility, will be a central component of the Company's philosophy that will be regularly communicated and stressed to each employee. Each employee will be expected to be aware of the marketing potential of his or her position and his or her ability to help market the Company's services in their respective communities. The Company intends to create a resident council to insure effective and consistent communications between the residents and the Company.

      The Company intends to create a volunteer program which will be similar to the volunteer auxiliary programs currently seen in hospitals. Volunteers from the community will assist in programs such as activities, transportation and holidays. The Company anticipates that these volunteers will become ambassadors in the community for the facility.

JOINT VENTURES

      The Company intends to evaluate joint ventures and strategic alliances with hospitals, home health agencies, physician management companies and other health care providers and agencies. The Company believes that such joint ventures and strategic alliances could result in economics of scale and enhanced marketing opportunities. The Company's current management has experience in the structuring and establishment of health care joint ventures.

ANCILLARY SERVICES

      The Company intends to offer ancillary services to the residents of its facilities as a complement to normal assisted living services. Such ancillary services could include rehabilitation therapy, pharmacy services and home health care. The Company believes that its ability to offer such ancillary services will be enhanced and supplemented by the joint ventures and strategic alliances described above if any of them are consummated. The Company's current management has experience in the provision of such ancillary services.

FLEXIBILITY OF OPERATIONS

      The Company believes that the health care industry and the assisted living industry in particular will continue to undergo significant evolutionary changes. The Company intends to strive to be a flexible entity which can identify and anticipate such changes and act in a manner which will allow it to take advantage of these changes. The proposed joint ventures, strategic alliances and ancillary services described above are indicative of this desired flexibility.

HOSPITAL AND HEALTH CARE NETWORK AFFILIATIONS

      A  potentially  important  element  of  the  Company's  proposed  business strategy is the establishment of affiliations between its facilities and hospitals and health care networks. Hospital and health care network affiliations might provide for on-site physician and nursing services and facilitate the provision of health care services and wellness programs to the Company's residents, and might also provide the Company with a referral source. The Company's current management has experience in the establishment of health care affiliations and networks.

ACQUISITIONS OF EXISTING FACILITIES

      The Company may acquire existing facilities as a means of entry to new markets and may also seek to acquire facilities within its existing markets to gain further market share and leverage its existing market awareness. Based on its research and its experience to date, however, the Company does not believe that these existing facilities can be acquired at acceptable prices. Accordingly, the Company does not currently anticipate that the acquisition of existing facilities will be a significant component of its business strategy unless acquisition candidates can be located at acceptable prices. In reviewing acquisition opportunities, the Company intends to consider, among other things, underlying demographics, location, the current reputation of the facility in the marketplace and the ability of the Company to improve or enhance a facility's available services and amenities. Further, the Company evaluates the opportunity to improve or enhance services and operating results through the implementation of the Company's standard operating procedures.

COMPETITION

      The assisted living industry is highly competitive and the Company expects that it will become more competitive in the future. The Company will continually face competition from numerous local, regional and national providers of senior and assisted living services. The Company expects to compete with such providers primarily on the basis of cost, quality of care and the number of services provided. The Company anticipates that it will also compete with companies providing home based health care based on those factors as well as the reputation, geographic location and physical appearance of facilities and family preferences. Some of the Company's competitors may operate on a not-for-profit basis or as charitable organizations or have, or may obtain, greater financial resources than those of the Company.

      The Company anticipates establishing its operations in non-metropolitan areas and in locations near metropolitan areas which have characteristics that the Company feels will be conducive to the establishment and operation of its facilities. Such characteristics include the presence of identifiable neighborhoods, acceptable demographic profiles, and acceptable competitive conditions. The Company believes that competition in these areas will largely come from local previously established assisted living facilities. Because of the localized nature of these anticipated competitors the Company is unable to specifically identify any potential competitors at this time.

      Moreover, in the implementation of the Company's business and growth strategy, the Company expects to face competition for the development or acquisition of assisted living facilities. Consequently, there can be no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents or expand its business and could have a material adverse effect on the Company's financial condition, results of operations and prospects. See "Risk Factors--Competition."

GOVERNMENTAL REGULATION

      Assisted living facilities are subject to varying degrees of federal, state and local regulation and licensing by local and state health and social service agencies and other regulatory authorities. While regulations and licensing requirements often vary significantly from state to state, they typically address, among other things, personnel education, training and records, facility services, physical plant specifications, furnishing of resident units, food and housekeeping services, emergency evacuation plans, and resident rights and responsibilities. In most states, assisted living facilities also are subject to state or local building codes, fire codes and food service licensure or certification requirements. Assisted living facilities may be subject to periodic survey or inspection by governmental authorities. In certain states where the Company may operate in the future, the Company may be unable to provide certain higher levels of assisted living services without obtaining the appropriate licenses, if applicable. The Company's success will depend in part on its ability to satisfy such regulations and requirements and to acquire and maintain required licenses. The Company's operations could also be adversely affected by, among other things, regulatory developments such as revisions in licensing and certification standards.

      Some states have adopted certificate of need or similar laws applicable to assisted living and nursing facilities which generally require that the appropriate state agency approve certain acquisitions or capital expenditures and determine whether a need exists for certain new bed additions or new services. Certain states have placed a moratorium on granting certificates of need or have otherwise stated their intent not to grant approval for such expenditures. To the extent certificates of need or other similar approvals are required for expansion of Company operations, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals or possible delays in obtaining such approvals.

      The Company does not currently participate in the federal Medicare or Medicaid programs. Essentially all of the Company's proposed residents, however, will be eligible for Medicare benefits. Therefore, certain aspects of the Company's business may be subject to federal and state laws and regulations which govern financial and other arrangements between and among health care providers, suppliers and vendors. These laws generally prohibit certain direct and indirect payments and fee-splitting arrangements designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider or other entity or person for medical products and services. These laws include, but are not limited to, the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these statutes liberally and enforce them aggressively. Members of Congress have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. Violation of these laws can result in, among other things, loss of licensure, civil and criminal penalties for individuals and entities and exclusion of health care providers or suppliers from participation in the Medicare and/or Medicaid programs.

      In addition, although the Company is not a Medicare or Medicaid provider or supplier, it may become subject to these laws because some of the Company's assisted living facilities may maintain contracts with hospitals, who in turn maintain contracts with certain health care providers and practitioners, including pharmacies, home health agencies and hospices, through which the health care providers make their health care items or services (some of which may be covered by Medicare or Medicaid) available to facility residents. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company.

      Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access to the properties by disabled persons. While the Company believes that its facilities will be substantially in compliance with present requirements or will be exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

      The Company and its activities are subject to zoning and other state and local government regulations. Zoning variances or use permits are often required for construction. Severely restrictive regulations could impair the ability of the Company to open additional facilities at desired locations or could result in costly delays, which could adversely affect the Company's business and growth strategy and results of operations. See "Risk Factors--Development and Construction Risks" and "--Governmental Regulation."

STATE LICENSING REQUIREMENTS

      The operation of assisted living facilities is governed by applicable state statutes. Prospective investors are urged to review each state's statutes in detail prior to making an investment decision regarding the Securities offered hereby. The Company anticipates that its initial business activities will be conducted in the Southeastern United States, beginning in Florida. A brief summary of the licensing requirements for assisted living facilities in Florida is provided below. If the Company elects to conduct business in any other states it will be required to comply with the licensure requirements of those states.

      In Florida, each assisted living facility must be licensed by the state. The level of services which such facility may provide to its residents is determined by the type of license obtained from the state. Before the Company can purchase or develop any operating facility located in Florida, the Company will be required to apply for a new license to operate such facility at least 60 days before the date of transfer of ownership. See "Risk Factors - State Licensing Requirements."

EMPLOYEES

      As of December 4, 1998, the Company had two employees, both of whom were executive officers.

INSURANCE

      The provision of personal and health care services entails an inherent risk of liability. Compared to more institutional long-term care facilities, assisted living facilities offer residents a greater degree of independence in their daily lives. This increased level of independence, however, may subject the resident and the Company to certain risks that would be reduced in more institutionalized settings. The Company plans to maintain liability insurance which it believes will be adequate based on the nature of the risks and industry standards. See "Risk Factors--Liability and Insurance."

EXECUTIVE OFFICES

      The Company's executive offices are currently located at 1635D Royal Palm Drive, Gulfport, Florida 33707. The Company anticipates that it will move its offices to another location in the near future.

LEGAL PROCEEDINGS

      The Company is not currently involved in any legal proceedings.


                                  MANAGEMENT

      The following table sets forth certain information regarding the Company's director and officer:

NAME                              AGE      POSITION
----                              ---      --------

Thomas H. Minkoff                 48       Chairman of the Board of
                                           Directors, President, Chief
                                           Executive Officer and Treasurer

F. Michael Roberts                48       Chief Operating Officer

      The following is a brief description of the background of the officers and directors of the Company.

      THOMAS H. MINKOFF is the founder of the Company. From 1994 to the present, he served as President of Complex Properties Development Corp., a real estate development company. From 1993 to 1998, he also served as President and principal owner of Royal Palm Community Development Corporation, a developer for residential single-family and multi-family homes. From 1987 to 1993, Mr. Minkoff served as Vice President of Kimberly Quality Care, the nation's largest home health company after Kimberly acquired Gulf Coast Home Health Services. From 1977 to 1987, Mr. Minkoff served as President and owner of Gulf Coast Home Health Services, one of Florida's largest privately held home health companies. In 1987, he sold this company to Kimberly Quality Care and continued to serve as Gulf Coast Home Health Services' president until 1993. Mr. Minkoff has served as a Director and as Vice Chairman of Governmental Affairs of the Florida Association of Home Health Agencies, and is a licensed real estate salesperson in Florida. Mr. Minkoff holds a Bachelor of Arts degree in Business Administration from Rutgers College and a Juris Doctorate degree from St. Mary's University School of Law. He is member of the bars of the States of Texas and Florida.

      F. MICHAEL ROBERTS has worked in the health care industry since 1976. From October 1996 to September 1998, Mr. Roberts worked as a health care consultant with a primary focus on the assisted living industry. He formed F. Michael Roberts and Associates, Inc. in March 1998 to serve as a health care consulting company, and this company was merged into the Company in September 1998. Mr. Roberts has served as a Chief Operating Officer of the Company from September 15, 1998 to the present. Between October 1995 and October 1996, Mr. Roberts was Executive Director of Integrated Health Services, a nursing home company, for Georgia and Alabama. At Integrated Health Services, Mr. Roberts managed five nursing homes with a total of 765 beds and operating budgets in excess of $40 million. From 1989 to 1994 Mr. Roberts was Vice President of Corporate Development at Cape Coral Hospital developing new business and product lines. He also was active in the regulatory and legislative areas as well as the marketing and community relations areas. From 1985 to 1989, Mr. Roberts was the President of Health Resources Corporation, where he was responsible for five subsidiary corporations focusing on health care services outside the hospital. Prior to Health Resources, from 1976 to 1985, Mr. Roberts was the President of Florida Home Health Services, Inc./Florida Home Health Care, where he was one of three principals in five home health agencies located on the West Coast of Florida. Mr. Roberts served as Chairman of Statewide Health Council of Florida and President of Florida Association of Home Health Agencies, and was the Founding President of the Association of Home Health Industry of Florida as well as Chairman of Leadership Florida. Mr. Roberts has a Bachelor of Science Degree from East Tennessee State University.

DIRECTOR-DESIGNEES

      The Company's Board of Directors has designated John B. Gallagher, Donald Behnke, M.D., Marc S. Kallins, M.D. and William F. Nowak (collectively, the "Director-Designees") to become members of the Board of Directors. The Company expects that the Director-Designees will become members of the Board of Directors prior to the effective date of the Registration Statement of which this Prospectus is a part. Information regarding each Director-Designee is provided below.

      JOHN B. GALLAGHER is a co-founder of European Micro Holdings, Inc. and European Micro UK and has served as Co-Chairman, Co-President and as a Director of European Micro Holdings, Inc., a reseller of computer hardware (Nasdaq:
EMCC), since it was formed in December 1997. Mr. Gallagher is 43 years old. Mr. Gallagher has also served as Co-Chairman and as a Director of European Micro UK since it was formed in 1991. He was a Director and President of Ameritech Exports Miami from 1992 to 1997, and has served as President of American Micro Computer Center since 1989. Mr. Gallagher is a non-practicing attorney with a Bachelor of Arts and a Juris Doctorate both from the University of Florida.

      DONALD BEHNKE, M.D. is engaged in the private practice of internal medicine in Sun City, Florida. Dr. Behnke is 47 years old. He has practiced medicine in this capacity since 1983. Dr. Behnke has also served as a Clinical Associate Professor at the University of South Florida School of Medicine since 1981, and he has been board certified in Geriatric Medicine since 1989. Dr. Behnke received a B.A. from Indiana University and an M.D. from the University of South Florida School of Medicine.

      MARC S. KALLINS, M.D. is a practicing physician who has served as Chief Executive Officer of Pinnacle Medical Group since 1997. Dr. Kallins is 48 years old. Prior to that position Dr. Kallins was President of Peninsula Medical

Associates from 1991 to 1997. He has been the Medical Director of the Blake Medical Center Rehabilitation Center since 1982, and has been the Chief of Medicine at Blake Medical Center since 1995. Dr. Kallins has been board certified in Physical Medicine and Rehabilitation since 1983, and is a Surveyor for the Commission on the Accreditation of Rehabilitation Facilities. Dr. Kallins serves on numerous charitable and professional boards and committees. He received his B.A. degree from St. Joseph's University and his M.D. degree from the UAG.

      WILLIAM F. NOWAK has been a private investor since September 1995. Prior to that date he served as President and Chief Executive Officer of L.W. Blake Hospital, a hospital owned by Hospital Corporation of America, from February 1988 to September 1995. Dr. Nowak previously served as a hospital administrator at Bascom Palmer Eye Institute, King Fahad Hospital (Saudi Arabia), Brownwood Regional Hospital and Mary Immaculate Hospital. He received a B.B.A. from the University of Notre Dame, an M.B.A. from the University of Florida, and a D.B.A. from the University of Sarasota. Dr. Nowak is 48 years old.

MERGER WITH F. MICHAEL ROBERTS & ASSOCIATES, INC.

      On September 18, 1998, the Company merged (the "Merger") with F. Michael Roberts & Associates, Inc. ("Associates"), a health care consulting company. The Company was the surviving entity in the Merger. In the Merger, F. Michael Roberts, as sole shareholder of Associates, received 250,000 shares of Common Stock and a cash payment of $10,000. Mr. Roberts also became the Company's Chief Operating Officer effective September 15, 1998.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Pursuant to authority conferred by applicable Florida law, the Company's Amended and Restated Articles of Incorporation and By-laws provide that the Company's directors, officers, and employees be indemnified to the fullest extent permitted by Florida law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INSURANCE

      The Company is evaluating the purchase of an insurance policy which will cover directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the Company's directors and officers of for a wrongful act for which they may become legally obligated to pay or for which the Company is required to indemnify its directors and officers. No such policy has yet been obtained.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Company anticipates that an Audit Committee will be formed. The proposed functions of the Audit Committee will be to: (1) recommend annually to the Board of Directors the appointment of the Company's independent auditors,
(2) discuss and review, in advance, the scope and the fees of the annual audit and review the results thereof with the independent auditors, (3) review and approve non-audit services of the independent auditors, (4) review compliance with the Company's existing major accounting and financial reporting policies,
(5) review the adequacy of the Company's financial organization, and (6) review management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

      The Company also anticipates the formation of a Compensation and Stock Option Committee (the "Compensation Committee") which is expected to be responsible for making recommendations to the Board of Directors regarding compensation arrangements for the Company's officers and for making recommendations to the Board of Directors regarding the adoption of any employee benefit plans and the grant of stock options or other benefits under such plans.

DIRECTOR COMPENSATION

      Non-employee directors will receive $1,000 (if their residence is located outside of Florida) or $500 (if their residence is located within Florida) for attendance at Board of Director meetings in person, or $250 if they participate in a Board of Directors meeting by telephone. Directors will also be reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof.

      The Company's 1998 Stock Incentive Plan (the "Incentive Plan") provides that directors who are not employees of the Company will automatically be granted options to purchase (i) 10,000 shares of Common Stock in connection with their appointment to the Company's Board of Directors and (ii) 5,000 shares of Common Stock each year thereafter that such non-employee director serves on the Company's Board of Directors. See "Management - 1998 Stock Incentive Plan." Such options will vest after one year of service on the Board of Directors. The options granted to Regional Capital's initial non-employee directors will have an exercise price of 100% of the offering price in this Offering. Options granted after completion of this Offering will be priced no less than 100% of the fair market value on the date of the grant. Options granted to non-employee directors will be non-statutory options and will become exercisable after one year of service on the Board of Directors and will be exercisable for ten years from the date of the grant, except that options exercisable at the time of a director's death may be exercised for twelve months thereafter. Under the terms of the Incentive Plan, neither the Board of Directors nor any committee thereof will have any discretion with respect to options granted to directors.

1998 STOCK INCENTIVE PLAN

      The Board has adopted the Incentive Plan, which it believes will provide a means to attract, motivate, retain and reward directors and key employees of the Company and other selected persons and promote the Company's success. A maximum of 200,000 shares of Common Stock (subject to certain anti-dilutive adjustments) may be issued pursuant to grants and awards under the Incentive Plan.

      ADMINISTRATION AND ELIGIBILITY. It is anticipated that the Incentive Plan will be administered by the Compensation Committee (the "Administrator"). The Incentive Plan empowers the Administrator to, among other things, interpret the Incentive Plan, to make all determinations deemed necessary or advisable for the administration of the Incentive Plan and to award to officers, and other key employees of Regional Capital and certain other eligible persons ("Eligible Employees"), as selected by the Administrator, options, including incentive stock options ("ISOs") as defined in the Internal Revenue Code (the "Code"), stock appreciation rights ("SARs"), shares of restricted stock, performance shares and other awards valued by reference to Common Stock, based on the performance of the participant, the performance of Regional Capital or its Common Stock or such other factors as the Administrator deems appropriate. The various types of awards under the Incentive Plan are collectively referred to as "Awards."

      TRANSFERABILITY. Generally, Awards under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, are exercisable only by the participant and may be paid only to the participant or the participant's beneficiary or representatives. However, the Administrator may establish conditions and procedures under which exercise by and transfers and payments to certain third parties are permitted, to the extent permitted by law.

      OPTIONS. An option is the right to purchase shares of Common Stock at a future date at a specified price. The option price is generally the closing price for a share of Common Stock as reported on a national securities exchange, as quoted on OTC Bulletin Board, or the closing bid price as reported by the OTC Bulletin Board, whichever is applicable (the "Fair Market Value"), on the date of grant, but may be a lesser amount if authorized by the Administrator. The Incentive Plan authorizes the Administrator to award options to purchase Common Stock at an exercise price which may be less than 100% of the Fair Market Value of such stock at the time the option is granted, except in the case of ISOs.

      An option may be  granted  as an  incentive  stock  option,  as defined in
Section 422 of the Code, or a non-qualified stock option. An ISO may not be granted to a person who, at the time the ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is at least 110% of the Fair Market Value of shares of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. The aggregate Fair Market Value of shares of Common Stock (determined at the time the option is granted) for which ISOs may be first exercisable by an option holder during any calendar year under the Incentive Plan or any other plan of the Company may not exceed $100,000. A non-qualified stock option is not subject to any of these limitations.

      The Incentive Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, Common Stock (valued at its Fair Market Value on the date of exercise), a combination thereof or, if an option award so provides, by delivering irrevocable instructions to a stockbroker to promptly deliver the exercise price to Regional Capital upon exercise (i.e. a so-called "cashless exercise"). Cash received by Regional Capital upon exercise will constitute general funds of Regional Capital and shares of Common Stock received by Regional Capital upon exercise will return to the status of authorized but unissued shares.

      CONSIDERATION FOR AWARDS. Typically, the only consideration received by Regional Capital for the grant of an Award under the Incentive Plan will be the future services by the optionee (as contemplated by the vesting schedule or required by agreement), past services or a combination thereof.

      SARS. The Incentive Plan authorizes the Administrator to grant SARs independent of any other Award or concurrently (and in tandem) with the grant of options. An SAR granted in tandem with an option is only exercisable when and to the extent that the related option is exercisable. An SAR entitles the holder to receive upon exercise the excess of the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over the option price. This amount may be paid in Common Stock (valued at its Fair Market Value on the date of exercise), cash or a combination thereof, as the Administrator may determine. Unless the agreement awarding such option in connection with the SAR provides otherwise, the option granted concurrently with the SAR must be canceled to the extent that the appreciation right is exercised and the SAR must be canceled to the extent the option is exercised. SARs limited to certain periods of time around a major event, such as a reorganization or change of control, may also be granted under the Incentive Plan.

      RESTRICTED STOCK. The Incentive Plan authorizes the Administrator to grant restricted stock to Eligible Employees on such conditions and with such restricted periods as the Administrator may designate. During the restricted period, stock certificates evidencing the restricted shares may be held by Regional Capital or a third party designated by the Administrator and the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

      PERFORMANCE SHARE AWARDS. The Administrator may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the Awards. The amount of cash or shares or other property that may be deliverable pursuant to these Awards will be based upon the degree of attainment over a specified period of not more than ten years (a "Performance Cycle") as may be established by the Administrator of such measures of the performance of Regional Capital, the Subsidiaries or any part thereof or the participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of a Performance Cycle or the attainment of the performance achievement specified in the Award, in the event of the participant's death, retirement, or disability, a Change of Control (as defined in the Incentive Plan) or in such other circumstances as the Administrator may determine.

      SPECIAL PERFORMANCE-BASED SHARE AWARDS. In addition to awards granted under other provisions of the Incentive Plan, performance-based awards within the meaning of Section 162(m) of the Code and awards based on operating income, return on investment, return on shareholders' equity, earnings before interest, taxes, depreciation and amortization or earning per share or other business criteria ("Other Performance-Based Awards") relative to preestablished performance goals, may be granted under the Incentive Plan. The specific performance goals relative to these business criteria must be approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. The applicable performance measurement period may not be less than one nor more than ten years.

      TERM AND EXERCISE PERIOD OF AWARDS. The Incentive Plan provides that awards may be granted for such terms as the Administrator may determine but not greater than ten years after the date of the Award. The Incentive Plan does not impose any minimum vesting period, post-termination exercise period or pricing requirement, although in the ordinary course, customary restrictions will likely be imposed. Options and SARs will generally be exercisable during the holder's employment by Regional Capital or by a related company and unearned restricted stock and other Awards will generally be forfeited upon the termination of the holder's employment prior to the end of the restricted or performance period. Generally, options which have become exercisable prior to termination of employment will terminate on the date of such termination of employment, unless extended by the Administrator. Such periods, however, cannot exceed the expiration dates of the Options. SARs have the same post-termination provisions as the Options to which they relate. The Administrator has the authority to accelerate the exercisability of Awards or (within the maximum ten-year term) extend the exercisability periods.

      TERMINATION, AMENDMENT AND ADJUSTMENT. The Incentive Plan may be terminated by the Board of Directors at any time. In addition, the Board of Directors may amend the Incentive Plan from time to time, without the authorization or approval of Regional Capital's shareholders, unless the amendment (i) materially increases the benefits accruing to participants under the Incentive Plan, (ii) materially increases the aggregate number of securities that may be issued under the Incentive Plan or (iii) materially modifies the requirements as to eligibility for participation in the Incentive Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board of Directors.

      Upon the occurrence of a change of control, all options become immediately exercisable and all restrictions on restricted shares lapse. A change of control includes:

      (1) approval of the Company's shareholders of a consolidation or merger of the Company with any third party, unless the Company is the entity surviving such merger or consolidation;

      (2) approval of the Company's shareholders of a transfer of all or substantially all of the assets of the Company to a third party or a complete liquidation or dissolution of the Company;

      (3) a third party, directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities: (a) acquires any combination of beneficial ownership of the Company's voting stock and irrevocable proxies representing more than 20% of the Company's voting stock; (b) acquires the ability to control in any manner the election of a majority of the directors of the Company; or (c) acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of the Company;

      (4) any election has occurred of persons to the Company's Board of Directors that causes a majority of such Board to consist of persons other than
(a) persons who were members of the Board of Directors on _____________, 1998 (the "Effective Date") or (b) persons who were nominated for election as members of the Board of Directors by the Board of Directors (or a committee of the Board of Directors) at a time when the majority of the Board of Directors (or of such committee) consisted of persons who were members of the Board of Directors on the Effective Date; or

      (5) A determination is made by the Commission or any similar agency having regulatory control over the Company that a change in control, as defined in the securities laws or regulations then applicable to the Company, has occurred.

      NON-EMPLOYEE DIRECTOR OPTIONS. The Incentive Plan provides that directors who are not employees of Regional Capital will automatically be granted options to purchase (i) 10,000 shares of Regional Capital's Common Stock in connection with their appointment to Regional Capital's Board of Directors and (ii) 5,000 shares of the Common Stock each year thereafter that such non-employee director serves on Regional Capital's Board of Directors. The option price is the Fair Market Value of a share of Common Stock on the date of grant of such option. Options granted to non-employee directors will become exercisable after one year of service on the Board of Directors and will be exercisable for ten years from the date of grant.

      If a non-employee director's service with the Company terminates by reason of death, his or her option may be exercised for a period of one year from the date of death or until the expiration of the option, which ever is shorter. If a non-employee director's service with the Company terminates other than by reason of death, his or her option may be exercised for a period of three months from the date of such termination or until the expiration of the state term of the option, whichever is shorter. See "Management - Director Compensation."

      ANTIDILUTION PROVISIONS. The number of shares of Common Stock authorized to be issued under the Incentive Plan and subject to outstanding awards (and the purchase or exercise price thereof) will be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Incentive Plan or the awards.

      NON-EXCLUSIVITY. The Incentive Plan is not exclusive and does not limit the authority of the Board of Directors or the Administrator to grant other awards, in stock or cash, or to authorize other compensation, under any other plan or authority.

EXECUTIVE COMPENSATION

      The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 1997 and 1996 (the year of the Company's inception) to Thomas
H. Minkoff, President and Chief Executive Officer of the Company. No restricted stock awards, long-term incentive plan payouts or other types of compensation other than the compensation identified in the chart below were paid to Mr. Minkoff during fiscal years 1997 and 1996. No other executive officer of the Company earned a total annual salary and bonus for any of these years in excess of $100,000. This table includes all payments to Mr. Minkoff for 1997 and 1996.

                                   Annual Compensation                 Long-Term Compensation
                                   -------------------                 ----------------------
                                                                          Awards         Payouts
                                                                          ------         -------
                                                       Other       Restricted    Options/
                                                       Annual         Stock       SARs     LTIP      All Other
Name and                         Salary   Bonus     Compensation    Award(s)      (#)    Payouts    Compensation
Principal Position      Year      ($)      ($)          ($)            ($)                 ($)          ($)
------------------      ----      ---      ---          ---            ---                 ---          ---
Thomas H. Minkoff,
President and Chief
Executive Officer       1997    $43,286    -0-          -0-            -0-        -0-      -0-          -0-
(1),(2)
                        1996    $       0  -0-          -0-            -0-        -0-      -0-          -0-

-----------------
(1)$43,286 was accrued by the Company as salary for Mr. Minkoff for the period from May 1997 to December 1997 and was subsequently paid to him.
(2) Mr. Minkoff's current annual salary is $91,200.

EMPLOYMENT AGREEMENTS

      The Company has entered into a three-year employment agreement with Thomas
H. Minkoff, its President and Chief Executive Officer. This agreement was effective on August 25, 1998, and it provides for an initial annual base salary of $91,200 which will increase to $115,000 upon the consummation of this Offering. Thereafter, Mr. Minkoff's annual base salary will increase by the annual increase in the Consumer Price Index (as published by the United States Department of Labor) plus 2.0% on each anniversary date during the term of this agreement. In addition, Mr. Minkoff is entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors or the Compensation Committee. This Employment Agreement also granted Mr. Minkoff options to purchase 10,000 shares of Common Stock at an exercise price equal to the final Offering price, followed by annual grants of options to purchase 10,000 additional shares of Common Stock at the then prevailing market price.

      This agreement provides that Mr. Minkoff will devote a significant amount of his working time and efforts to the business and affairs of Regional Capital; provided, however, that he may devote a reasonable amount of time and effort to certain other business affairs. Any such other activities will be fully disclosed to the Board of Directors.

      The Company has entered into a three-year employment agreement with F. Michael Roberts, its Chief Operating Officer. This agreement was effective on September 15, 1998, and it provides for an initial annual base salary of $84,000 which will increase to $96,000 upon the consummation of this Offering. Thereafter, Mr. Roberts' annual base salary will increase by the annual increase in the Consumer Price Index (as published by the United States Department of Labor) plus 2.0% on each anniversary date during the term of this agreement. In addition, Mr. Roberts is entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors or the Compensation Committee. This Employment Agreement also granted Mr. Roberts options to purchase 5,000 shares of Common Stock at an exercise price equal to the final Offering Price, followed by annual grants of options to purchase 5,000 additional shares of Common Stock at the then prevailing market price.

      Mr. Minkoff's and Mr. Robert's employment agreements provide that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control of the Company), each of them is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to three times the compensation he would be entitled to receive in the current fiscal year, including base salary and incentive bonus compensation. For the purposes hereof, the amount of incentive bonus compensation he would be entitled to receive in the current fiscal year is equal to the largest amount accrued for any of the two most recently completed fiscal years. The agreements also provide that the executive will not compete with the Company during his employment (except for such other activities disclosed to the Board of Directors) and for one year thereafter unless the Company terminates the executive without "cause" or the executive terminates his employment for "good reason."

      This agreement also grants to Mr. Minkoff and Mr. Roberts demand and participatory ("piggyback") registration rights with respect to the shares of Common Stock held by them. They may require the Company to file a registration statement with respect to these shares on an annual basis. The piggyback registration rights allow these individuals to include these shares in certain other offerings made by Regional Capital. See "Description of Securities - Registration Rights."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As of the  date  of  this  Prospectus  the  Company  had  no  Compensation
Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADDITIONAL WARRANTS

      In February 1998 the Company issued Additional Warrants to Thomas H. Minkoff, its President and Chief Executive Officer, to purchase 500,000 shares of Common Stock. The Additional Warrants have terms and conditions identical to the Warrants issued in this Offering.

MERGER WITH F. MICHAEL ROBERTS & ASSOCIATES, INC.

      On September 18, 1998, the Company merged with F. Michael Roberts & Associates, Inc., a health care consulting company. The Company was the surviving entity in this Merger. In this Merger, F. Michael Roberts, as sole shareholder of Associates, received 250,000 shares of Common Stock and a cash payment of $10,000. Mr. Roberts also became the Company's Chief Operating Officer effective September 15, 1998.

POTENTIAL FUTURE TRANSACTIONS

      All future transactions, including any loans from the Company to its officers, directors, principal shareholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested shareholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of December ___, 1998 and as adjusted to reflect the sale of the Common Stock in the Offering by (i) each person who is known by the Company to beneficially own more than five percent of outstanding Common Stock, (ii) each of the Company's directors, (iii) each named executive officer, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the person or persons named have sole voting and investment power.

                                              Ownership of Common Shares Prior    Ownership of Common Shares After
                                                   to the Offering(1)(3)(4)           the Offering(1)(2)(3)(4)
                                                   ------------------------           ------------------------

Beneficial Owner                                     Number         Percentage          Number         Percentage
----------------                                     ------         ----------          ------         ----------
Thomas H. Minkoff                                     500,000          50.0%            500,000          25.0%
1635D Royal Palm Drive
Gulfport, Florida 33707

F. Michael Roberts                                    250,000          25.0%            250,000          12.5%
4230 Fairgreen Terrace
Marietta, Georgia 30068

All officers and directors as a group(5)              750,000          75.0%            750,000          37.5%

-----------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by the that person that are currently exercisable or exercisable within 60 days of the date set forth above are deemed outstanding. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(2) Assumes that a total of 1,000,000 shares of Common Stock will be sold in the Offering.
(3) Assumes no exercise of the Warrants, the Private Placement Warrants or the Additional Warrants.
(4) Percentage of beneficial ownership is based on 1,000,000 shares of Common Stock outstanding prior to the Offering and 2,000,000 shares of Common Stock outstanding after completion of this Offering.
(5) Two persons.

                          DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Upon the closing of this Offering, the Company expects to have 2,000,000 shares of Common Stock outstanding. The following description is a summary of the capital stock of the Company and is subject to and qualified in its entirety by reference to the provisions of the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and the Bylaws (the "Bylaws") of the Company, which are included as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

      Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's shareholders, including the election of directors. There is no cumulative voting. See "Risk Factors Control by Current Shareholders." Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

COMMON STOCK PURCHASE WARRANTS

      In connection with this Offering the Company plans to issue 1,000,000 Warrants. The following description of the Warrants is qualified in all respects by the Form of Warrant, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The shares of the Company's Common Stock underlying the Warrants, when issued upon exercise thereof and payment of the purchase price, will be fully paid and nonassessable.

      Each Warrant entitles the holder to purchase one share of Common Stock during the period beginning ____________, 1999 and ending ____________, 2003 for $6.00, subject to adjustment in certain circumstances unless earlier redeemed, at which time the Warrants will expire. The Warrants are redeemable in whole and not in part by the Company upon 30 days notice at a price of $0.10 per Warrant, provided that the closing bid prices of the Common Stock have averaged at least 150% of the then effective exercise price of the Warrants for a period of any twenty consecutive trading days ending on the third day prior to the day on which the Company mails the notice of redemption to the Warrant holders. Based on the Warrants' current exercise price of $6.00, the required bid price for this redemption right would be $9.00. In the event the Company gives notice of its intention to redeem the Warrants, a holder would be forced to either exercise his Warrant within 30 days of the notice of redemption or accept the redemption price. The holders of the Warrants will have exercise rights until the close of business on the date fixed for the redemption thereof. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment upon the occurrence of certain events, including mergers, stock dividends, stock splits, and reclassifications. Holders of Warrants have no voting, dividend, or other rights as shareholders of the Company with respect to the shares underlying the Warrant, unless and until the Warrants are exercised. Chase Mellon Shareholder Services, L.L.C. has agreed to serve the warrant agent (the "Warrant Agent") for the Warrants.

      The Warrants may be exercised by filling out and signing the appropriate form on the Warrants and mailing or delivering the Warrants to the Warrant Agent in time to reach the Warrant Agent by the expiration date, accompanied by payment in full of the exercise price for the Warrants being exercised in United States funds (in cash or by certified check or bank draft payable to the Warrant Agent). Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price as described above.

PREFERRED STOCK

      The Board of Directors is authorized, subject to any limitations prescribed by applicable law, or the rules of any quotation system or national securities exchange on which stock of the Company may be quoted or listed, to provide for the issuance of shares of Preferred Stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the Preferred Stock established by the Board of Directors, any or all series of Preferred Stock could have preference over the Common Stock with respect to dividends and other distributions and upon liquidation of the Company or could have voting or conversion rights that could adversely affect the holders of the outstanding Common Stock. No preferred stock is currently outstanding, and the Company has no present plans to issue any shares of Preferred Stock.

PRIVATE PLACEMENT WARRANTS

      The Company issued the Private Placement Warrants in connection with its January, 1998 private placement offering. Private Placement Warrants to purchase a total of 250,000 shares of Common Stock were issued. The Private Placement Warrants contain terms and conditions (including exercise price, date of exercisability and redemption rights) identical to those of the Warrants issued in this Offering.

ADDITIONAL WARRANTS

      In February 1998 the Company issued Additional Warrants to Thomas H. Minkoff, its President and Chief Executive Officer, to purchase 500,000 shares of Common Stock. The Additional Warrants have terms and conditions identical to the Warrants issued in this Offering.

LIMITATION OF LIABILITY; INDEMNIFICATION

      The Company anticipates that each of its directors and officers will enter into Indemnification Agreements in which the Company will agree to indemnify each director and officer, to the fullest extent permitted by law, from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of the Company and any of its subsidiaries. In addition, the Company will agree to advance all expenses of each director and officer as they are incurred and in advance of the final disposition of any claim upon the submission of appropriate undertakings. Thomas
H. Minkoff, the Company's President and Chief Executive Officer, and F. Michael Roberts, the Company's Chief Operating Officer, have entered into Indemnification Agreements with the Company.

REGISTRATION RIGHTS

      In their Employment Agreements Mr. Minkoff and Mr. Roberts were each granted the right, subject to various restrictions and limitations, at any time following consummation of the Offering to individually request that the Company file with the Commission a registration statement for the proposed sale of any shares of Common Stock (including Common Stock to be issued upon the exercise of options) held by him, subject only to the lock-up period in the Underwriting Agreement to be entered into between the Company and the Underwriter (the "Underwriting Agreement"). See "Shares Eligible for Future Sale." Mr. Minkoff and Mr. Roberts may each exercise such rights once each per calendar year. Mr. Minkoff and Mr. Roberts were also granted an unlimited number of piggyback registration rights in respect to any shares of Common Stock (including Common Stock issued upon the exercise of options). The piggyback registration rights will allow each of Mr. Minkoff and Mr. Roberts to include his shares of Common Stock in any registration statement filed by the Company, subject to certain limitations.

      The Company will pay all expenses (other than underwriting discounts and commissions) in connection with up to two requested registrations for each individual, as well as any registrations pursuant to the exercise of piggyback rights. The Company also will agree to indemnify Mr. Minkoff and Mr. Roberts against certain liabilities, including liabilities arising under the Securities Act.

      No other registration rights are currently outstanding.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

      AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

      BLANK CHECK PREFERRED STOCK. The existence of authorized but unissued and unreserved shares of Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

NOTICE PROCEDURES FOR SHAREHOLDER PROPOSALS AT ANNUAL MEETINGS

      The Bylaws of the Company establish advance notice procedures with respect to shareholder proposals to be brought before an annual meeting of shareholders. These procedures, which are in addition to any other applicable requirements of law, require that a shareholder must give notice to the Company not less than 120 days nor more than 180 days prior to the first anniversary of the date of the notice of annual meeting provided with respect to the previous year's annual meeting.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Common Stock and the Warrant Agent for the Warrants is Chase Mellon Shareholder Services, L.L.C. Its address is 4 Station Square, Third Floor, Pittsburgh, Pennsylvania 15219-1173.

                       SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this Offering, there has not been any public market for the Common Stock of the Company. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock of the Company in the public market after the restrictions described below lapse, or the perception that such sales could occur, could adversely affect the market price of the Common Stock.

      Upon completion of this Offering, the Company will have 2,000,000 shares of Common Stock outstanding (assuming no exercise of the Warrants, the Private Placement Warrants or the Additional Warrants). Of these shares, all of the 1,000,000 shares offered by the Company in this Offering will be freely transferable without restriction under the Securities Act, unless they are held by "affiliates" of the Company, as that term is used under the Securities Act and the rules and regulations promulgated thereunder. The remaining 1,000,000 shares of outstanding Common Stock which are held by the Company's current shareholders are "restricted" securities within the meaning of Rule 144 ("Rule
144") promulgated under the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Act. Certain exemptions may be available under Rule 144 are summarized below. See "Risk Factors - Shares Eligible for Future Sale."

      Prospective investors should be aware that if the Warrants offered hereunder are exercised, a maximum of 1,000,000 additional shares of Common Stock will be issued, all of which will be freely tradable unless held by an affiliate of the Company. The Warrants can be exercised during the four year period beginning __________, 1999 and ending _________, 2003. Additionally, if the Private Placement Warrants and the Additional Warrants are exercised, a maximum of 750,000 additional shares of Common Stock will be issued. All of the shares issued pursuant to the Private Placement Warrants and the Additional Warrants will be "restricted securities" as defined in Rule 144, and there are no registration rights associated with any of such shares.

      Mr. Minkoff and Mr. Roberts have been granted rights to demand registration of their Common Stock, as well as participatory ("piggyback") rights to participate in certain subsequent registrations of the Common Stock by the Company for sale to the public. See "Description of Securities- Registration Rights" and "Management - Employment Agreements."

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner other than an affiliate) is entitled to sell in a broker's transaction or to a market maker, within any three-month period, a number of shares that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of Common Stock (approximately 17,500 shares based on the number of shares to be outstanding after this Offering), assuming no exercise of any of the Warrants, the Private Placement Warrants or the Additional Warrants or (ii) the average weekly trading volume in the public market during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. Persons who are not affiliates of the Company whose shares have been held for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice or public information requirements described above.

      The Company has reserved 200,000 shares for issuance under the Company's Incentive Plan. To date no shares have been issued pursuant to the Incentive Plan. The Company intends to file a registration statement on Form S-8 under the Securities Act in connection with all shares of Common Stock issued pursuant to options granted under the Incentive Plan (a total of _________ shares if all current options and options expected to be granted are exercised). These options are subject to various provisions regarding their vesting and exercisability. After the Form S-8 is declared effective, shares issued under the Incentive Plan are expected to be freely tradable to the extent that they are not held by affiliates of the Company, in which case transferability will be subject to the volume limitations of Rule 144.

                                 UNDERWRITING

      Pursuant to the Underwriting Agreement (the "Underwriting Agreement") between the Company and the Underwriter, the Company has engaged the Underwriter to use its best efforts to offer the Common Stock to the public, subject to the terms and conditions of the Underwriting Agreement. The Underwriter has agreed to sell the Common Stock through licensed dealers on a "best efforts" basis, at an estimated purchase price of $5.00 per share which price shall remain in effect for the duration of the offering. The Underwriter has made no commitment to purchase all or any part of the Common Stock offered hereby, and there can be no assurance that any of the Common Stock will be sold. The Underwriter has agreed to use its best efforts to find purchasers for the Common Stock within a period of sixty days from the date of this Prospectus (the "Offering Period"), subject to a fifteen day extension (upon the mutual consent of the Company and the Underwriter) if gross proceeds of at least $4,500,000 (the "Minimum Gross Proceeds Amount") are generated by the end of the Offering Period.

      Payment by check for the Shares offered hereby must be made payable to the Escrow Agent for the account of the Company. All funds received by the Underwriter or any broker-dealer acting on behalf of the Underwriter as subscriptions for the shares of Common Stock will be deposited no later than 12:00 p.m. on the business day following receipt thereof in a non-interest bearing account with the Escrow Agent pursuant to an Escrow Agreement entered into among the Company, the Underwriter and the Escrow Agent. If the Minimum Gross Proceeds Amount has been reached by the end of the Offering Period (as extended, if appropriate), and subject to the mutual consent of the Company and the Underwriter, the funds held by the Escrow Agent will be released to the Company, less underwriter's commissions and the expenses of the Offering, and the Company will deliver the subscribed for shares of Common Stock to subscribers. If the Minimum Gross Proceeds Amount is not reached by the end of the Offering Period, the Escrow Agent will return payments for subscriptions to subscribers with interest thereon and the Offering will terminate. If the Minimum Gross Proceeds Amount is reached by the end of the Offering Period, and subject to the mutual consent of the Company and the Underwriter, the Offering will be extended for a fifteen day period with the same terms and conditions as in effect during the Offering Period.

      During the period of escrow, subscribers will not be entitled to a refund of their subscriptions. The shares of Common Stock offered hereby will be sold fully paid only. Common Stock certificates will be issued to purchasers only if the proceeds from the sale of shares of Common Stock are released to the Company as described above. Until such time as the funds have been released by the Escrow Agent, such purchasers, if any, will be deemed subscribers and not shareholders. The funds in escrow will bear interest, will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or the expenses of this Offering.

      The Underwriter is to receive a cash commission of ten percent (10%) of the gross offering price per share sold, which will be $510,000 assuming an offering price of $5.00 per share and $0.10 per Warrant. In addition, the Company has agreed to pay from the proceeds of the Offering a non-accountable expense allowance of $50,000 and the additional fees incurred by the Underwriter in connection with the Offering. The Company has advanced to date an amount of $ against the Underwriter's expenses. The Underwriter's expenses in excess of the expenses paid by the Company will be paid by the Underwriter. The Underwriter may elect not to proceed with the Offering at any time, without penalty, if it believes that no favorable public market exists for the sale of the Common Stock.

      The Underwriter initially proposes to offer the Common Stock offered hereby to the public at the public offering price set forth on the cover of this Prospectus, and the Underwriter may allow certain dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD"), concessions of not in excess of $______ per share of Common Stock.

      Officers and directors of the Company may introduce the Underwriter to persons to consider this Offering and subscribe for shares of Common Stock either through the Underwriter or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation.

      The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

      The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of the Underwriter, the Company and the Commission.

      The public offering price of the Common Stock and the public offering price and exercise price of the Warrants has been determined by arms' length negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the Common Stock and the public offering price and exercise price of the Warrants included the business in which the Company is engaged, estimates of the business potential of the Company, the present state of the Company's development, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies, and other factors that the Underwriter and the Company deemed relevant.

      The Underwriter was incorporated on March 26, 1993, as Winthrop Financial Services, Inc. Its corporate name was changed to Tarpon Scurry Investments, Inc. on September 27, 1997. Since its incorporation, the Underwriter has participated in one initial public offering of equity securities as a lead underwriter. Prospective purchasers of Common Stock should consider the lack of experience of the Underwriter in evaluating an investment in the Company. See "Risk Factors--Limited Underwriting History."

                                   EXPERTS

      The consolidated financial statements of the Company as of June 30, 1998 and December 31, 1997 and 1996 (the year of the Company's inception) and for each of the years in the two-year period ended December 31, 1997 appearing in this Prospectus and elsewhere in the Registration Statement have been audited by Hurd, Hawkins, Meyers, Radosevich & Stevenson, P.A., independent auditors, as stated in their report herein and elsewhere in the Registration Statement, and are included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kirkpatrick & Lockhart LLP, Miami, Florida. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Holland & Knight LLP, Fort Lauderdale, Florida.

                            AVAILABLE INFORMATION

      The Company has filed a Registration Statement on Form SB-2 (the "Registration Statement") with the Commission under the Securities Act with respect to the Securities offered hereby. For purposes of this Prospectus, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

      As a result of this Offering, the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information.

NO DEALER,  SALES  REPRESENTATIVE  OR
ANY OTHER PERSON HAS BEEN  AUTHORIZED
TO GIVE  ANY  INFORMATION  OR TO MAKE
ANY   REPRESENTATIONS  IN  CONNECTION
WITH THIS  OFFERING  OTHER THAN THOSE         REGIONAL CAPITAL MANAGEMENT
CONTAINED  IN THIS  PROSPECTUS,  AND,                 CORPORATION
IF GIVEN OR  MADE,  SUCH  INFORMATION
OR   REPRESENTATIONS   MUST   NOT  BE             1,000,000 SHARES OF
RELIED    UPON   AS    HAVING    BEEN                COMMON STOCK
AUTHORIZED  BY  THE  COMPANY  OR  THE                     AND
UNDERWRITER.   THIS  PROSPECTUS  DOES           1,000,000 COMMON STOCK
NOT  CONSTITUTE  AN OFFER TO SELL, OR              PURCHASE WARRANTS
A  SOLICITATION  OF AN  OFFER TO BUY,
ANY   SECURITIES   OTHER   THAN   THE
REGISTERED  SECURITIES  TO  WHICH  IT
RELATES  OR AN OFFER  TO  SELL,  OR A
SOLICITATION  OF AN OFFER TO BUY,  TO
ANY PERSON IN ANY JURISDICTION  WHERE
SUCH AN OFFER OR  SOLICITATION  WOULD
BE  UNLAWFUL.  NEITHER  THE  DELIVERY
OF THIS  PROSPECTUS NOR ANY SALE MADE
HEREUNDER     SHALL,     UNDER    ANY
CIRCUMSTANCES,       CREATE       ANY
IMPLICATION  THAT  THERE  HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE COMPANY
SINCE  THE  DATE  HEREOF  OR THAT THE
INFORMATION   CONTAINED   HEREIN   IS
CORRECT AS OF ANY TIME  SUBSEQUENT TO
THE DATE HEREOF.

          TABLE OF CONTENTS
                                 PAGE
Summary..............................
Risk Factors.........................
Use of Proceeds......................
Dividend Policy......................
Capitalization.......................
Dilution.............................
Selected Consolidated Financial Data.
Management's Plan of Operation.......
Business.............................           ----------------------
Management...........................
Certain Relationships and Related                     PROSPECTUS
Transactions.........................
Principal Shareholders...............            ---------------------
Description of Securities............
Shares Eligible For Future Sale......
Underwriting.........................
Experts..............................
Legal Matters........................
Available Information................
Index to Financial Statements........

UNTIL  ________,  1998,  ALL  DEALERS
EFFECTING    TRANSACTIONS    IN   THE
REGISTERED  SECURITIES,   WHETHER  OR
NOT     PARTICIPATING     IN     THIS
DISTRIBUTION,   MAY  BE  REQUIRED  TO
DELIVER A  PROSPECTUS.  THIS DELIVERY
REQUIREMENT  IS AN  ADDITION  TO  THE
OBLIGATIONS  OF  DEALERS TO DELIVER A
PROSPECTUS     WHEN     ACTING     AS             DECEMBER ___, 1998
UNDERWRITERS   AND  WITH  RESPECT  TO
THEIR UNSOLD SUBSCRIPTIONS.

                     REGIONAL CAPITAL MANAGEMENT CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)






                              FINANCIAL STATEMENTS





TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------

BASIC FINANCIAL STATEMENTS
--------------------------

INDEPENDENT AUDITORS' REPORT                                                 F-2

BALANCE SHEETS                                                               F-3

STATEMENTS OF OPERATIONS                                                     F-5

STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)                                 F-6

STATEMENTS OF CASH FLOWS                                                     F-7

NOTES TO THE FINANCIAL STATEMENTS                                    F-9 to F-11

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Regional Capital Management Corporation
(A Development Stage Company)
Gulfport, Florida

We have audited the accompanying balance sheets of Regional Capital Management Corporation (a development stage company) as of December 31, 1996, December 31, 1997 and June 30, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period May 22, 1996 (inception) to December 31, 1996, the year ended December 31, 1997 and the six months ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regional Capital Management Corporation (a development stage company) as of December 31, 1996, December 31, 1997 and June 30, 1998, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's ability to continue as a going concern is dependent upon a successful public stock offering and the Company attaining profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HURD, HAWKINS, MEYERS, RADOSEVICH & STEVENSON, P.A.
Largo, Florida
August 14, 1998

                     REGIONAL CAPITAL MANAGEMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     ASSETS

--------------------------------------------------------------------------------
                                 DECEMBER    DECEMBER     JUNE 30,     SEPT. 30,
                                 31, 1996    31, 1997      1998          1998
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------
CASH                             $0          $0        $181           $72

PROPERTY AND EQUIPMENT,           0           1           1             1
at cost less accumulated
depreciation

OTHER ASSETS
Organization Costs, net of        0           1           1             1
accumulated amortization
Deferred Charges                  0          45          33            70
Goodwill                          0           0           0            10

TOTAL ASSETS                     $0         $47        $216          $154
                                  ==========================================


--------------------------------------------------------------------------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
CURRENT LIABILITIES
Bank Advance                     $0         $14          $0          $0
Accounts Payable                  0          59           1           0
Due to Shareholder                0          50          14          12
Notes Payable Shareholder         0          20           0           0
                                 ------------------------------------------

TOTAL CURRENT LIABILITIES         0         143          15          12

LONG-TERM LIABILITIES             0           0           0           0
                                 ------------------------------------------

TOTAL LIABILITIES                $0        $143         $15         $12

STOCKHOLDERS' EQUITY (DEFICIT)
o     Preferred Stock, $.001 par  0           0           0           0
   value; 10,000,000 shares
   authorized at December 31,
   1996,  1997 June 30, 1998, and
   September 30, 1998, no shares
   issued and outstanding


--------------------------------------------------------------------------------
       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               DECEMBER    DECEMBER     JUNE 30,     SEPT. 30,
                               31, 1996    31, 1997       1998          1998
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------
o  Common Stock, $1.00, $.001,     0           1           1             1
   $.001 and $.001 par value;
   7,500,           10,000,000,
   10,000,000   and  10,000,000
   shares   authorized,    100,
   500,000,     750,000     and
   1,000,000  shares issued and
   outstanding  at December 31,
   1996,  1997,  June  30,1998,
   and   September   30,   1998
   respectively
o  Additional Paid In Capital      0           0         404         404
o  Deficit Accumulated During      0         (97)       (204)       (263)
   the Development Stage

TOTAL STOCKHOLDERS' EQUITY
(DEFICIT)                          0         (96)        201         142
                                   ---------------------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)
                                   $0         $47        $216        $154
                                   =============================================



--------------------------------------------------------------------------------
     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     REGIONAL CAPITAL MANAGEMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




--------------------------------------------------------------------------------
                                                                      INCEPTION
                                                                   MAY 22, 1996
                                                      SEPTEMBER              TO
                DECEMBER   DECEMBER 31,   JUNE              30,   SEPTEMBER 30,
                   31,           1997      30,           1998            1998
                  1996                    1998       (UNAUDITED)     (UNAUDITED)
--------------------------------------------------------------------------------

REVENUES            $0             $0       $0             $0              $0

COST OF REVENUES     0              0        0              0               0
                    ------------------------------------------------------------

GROSS PROFIT         0              0        0              0               0

SELLING, GENERAL     0             96      107             59             262
AND
ADMINISTRATIVE
EXPENSES
                    ------------------------------------------------------------

(LOSS) FROM          0           (96)    (107)           (59)           (262)
OPERATIONS AND
BEFORE INCOME
TAXES

PROVISION FOR        0              0        0              0               0
INCOME TAXES
                    ------------------------------------------------------------

NET (LOSS)          $0          ($96)   ($107)          ($59)          ($262)
                    ============================================================



--------------------------------------------------------------------------------
       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                       F-5

                     REGIONAL CAPITAL MANAGEMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DEFICIT
                                                            ACCUMU-
                PREFERRED STOCK     COMMON STOCK   ADDI-    LATED       TOTAL
                                                   TIONAL   DURING THE  STOCK-
                            PAR              PAR   PAID IN  DEVELOPMENT HOLDERS'
                SHARES     VALUE   SHARES  VALUE   CAPITAL  STAGE       EQUITY

--------------------------------------------------------------------------------
BALANCE
 MAY 22, 1996
 (INCEPTION)        0       $0         0      $0      $0        $0       $0

STOCK ISSUANCE      0        0       100       0       0         0        0
                  ----------------------------------------------------------

BALANCE
DECEMBER 31, 1996   0        0       100       0       0         0        0

STOCK DIVIDEND      0        0   499,900       1       0        (1)       0

NET (LOSS)          0        0         0       0       0       (96)    (96)
                  ----------------------------------------------------------

BALANCE
DECEMBER 31, 1997   0        0   500,000       1       0       (97)    (96)

SALES OF SHARES
 IN PRIVATE
 OFFERING           0        0   250,000       0     500         0      500
COST OF
 PRIVATE OFFERING   0        0         0       0    (96)         0     (96)

NET (LOSS)          0        0         0       0       0      (107)   (107)
                  -------------------------------------------------------------

BALANCE
 JUNE 30, 1998      0        0   750,000       1     404      (204)     201

SHARES ISSUED IN    0        0   250,000       0       0         0        0
CONNECTION WITH
MERGER (UNAUDITED)

NET (LOSS)
(UNAUDITED)         0        0         0       0       0       (59)    (59)
                  -------------------------------------------------------------

BALANCE
SEPTEMBER 30, 1998
(UNAUDITED)         0       $0  1,000,000     $1    $404     ($263)    $142




--------------------------------------------------------------------------------
     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     REGIONAL CAPITAL MANAGEMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



--------------------------------------------------------------------------------
                                                        SEPTEMBER     INCEPTION
                    DECEMBER 31,  DECEMBER   JUNE 30,      30,        05/22/96
                                     31,                  1998       TO 9/30/98
                        1996        1997       1998    (UNAUDITED)   (UNAUDITED)
--------------------------------------------------------------------------------
CASH FLOWS FROM
OPERATING ACTIVITIES
NET (LOSS)                $0       ($96)     ($107)         ($59)        ($262)

ADJUSTMENTS TO
RECONCILE NET (LOSS)
TO CASH (USED) IN
OPERATING ACTIVITIES
Increase in                0         (1)          0             0           (1)
Organization Costs
(Increase)Decrease         0        (45)         12          (37)          (70)
in Deferred Charges
Increase(Decrease)         0          59       (58)           (1)             0
in Accounts Payable
Increase(Decrease)         0          50       (36)           (2)            12
in Due to Shareholder
Increase to Goodwill       0           0          0          (10)          (10)
                      ----------------------------------------------------------

NET CASH (USED) IN         0        (33)      (189)         (109)         (331)
OPERATING ACTIVITIES

CASH FLOWS (USED) IN
INVESTING ACTIVITIES
Acquisition of             0         (1)          0             0           (1)
Property and
Equipment

CASH FLOWS FROM
FINANCING ACTIVITIES
Repayment of               0           0       (20)             0          (20)
Shareholder Notes
Payable
Net Proceeds from          0           0        404             0           404
Private Offering
Shareholder Notes          0          20          0             0            20
Payable
                      ----------------------------------------------------------

NET CASH PROVIDED BY
FINANCING ACTIVITIES

                           0          20        384             0           404
                      ----------------------------------------------------------

NET (DECREASE)             0        (14)        195         (109)            72
INCREASE IN CASH

BALANCE, BEGINNING
OF PERIOD
                           0           0       (14)           181             0
                      ----------------------------------------------------------

BALANCE, END OF
PERIOD                    $0       ($14)       $181           $72           $72
                      ==========================================================

Supplemental disclosures of cash paid during the period for the following items were:
Interest                  $0          $0         $1            $0            $1
Income Taxes              $0          $0         $0            $0            $0




--------------------------------------------------------------------------------
     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                      F-7

                     REGIONAL CAPITAL MANAGEMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Regional Capital Management Corporation (the "Company") was incorporated May 22, 1996 under the laws of the State of Florida. The Company intends to become an owner and operator of assisted living facilities through a strategy of acquisitions of operating facilities or the acquisition of real property which can be developed or converted into operating facilities. The Company is currently a development stage ("start up") company as defined in Financial Accounting Standards Board Statement No. 7. It has not performed any operations, owned or operated any assisted living facilities or generated any revenue from any activities. The Company's business activities will be focused in the Southeast Region of the United States.

PROPERTY AND EQUIPMENT

Fixed assets are stated at cost. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. When items of equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation is computed using accelerated depreciation methods over the estimated useful lives of seven years.

ORGANIZATIONAL COSTS

Costs incurred in organizing the Company are being amortized over a sixty-month period.

DEFERRED CHARGES

Costs in connection with the private offering have been charged against the proceeds of the offering. Costs in connection with the public offering will be charged against the proceeds of the offering.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash flow is expressed in terms of "cash and cash equivalents". Cash equivalents include short-term, highly liquid investments such as bank and money market accounts.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - RELATED PARTY TRANSACTIONS

Amounts due to Thomas Minkoff include the following (in thousands):


================================================================================
                         DECEMBER 31, 1997      JUNE 30, 1998      SEPTEMBER 30,
                                                                        1998
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------
Accrued  compensation to        $43                   $4                   $0
Thomas Minkoff
Reimbursable    expenses          7                   10                   12
paid by Thomas Minkoff
                         -------------------------------------------------------
                                $50                  $14                  $12
                         =======================================================

The notes payable to Thomas Minkoff are due one year from the note date, accrue interest at 8% and are unsecured.

NOTE 3 - INCOME TAXES

The Company has a net operating loss carryforward of $96,627 at December 31, 1997 to apply against future Federal and State taxable income that will expire in the year 2012.

NOTE 4 - STOCK DIVIDEND

In November 1997, the Company declared a stock dividend on the Company's common stock. Each holder of common stock as of the Record Date shall receive 4,999 shares of common stock for each share of common stock owned.

NOTE 5 - CONTINGENCIES

In conjunction  with the private offering in February 1998, the Company sold ten
(10) units to qualified investors. Each unit consists of (a) 25,000 shares of the $0.001 par value per share common stock of the Company and (b) warrants to purchase 25,000 additional shares. Each warrant will have an exercise price and contain other terms and conditions to be determined in the future and shall only become exercisable upon the expiration of a one year period following the successful consummation by the Company of an initial public offering of its common stock. If this occurs, the warrants will then remain exercisable for a four (4) year period.

In February 1998, Thomas Minkoff was granted 500,000 warrants in conjunction with the consummation of the private offering. These warrants contain the same terms and conditions as the warrants issued in the private offering.


--------------------------------------------------------------------------------
     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                      F-9

NOTE 6 - CONCENTRATION OF CREDIT RISK

At June 30, 1998 the Company has a bank account at a financial institution which exceeds the FDIC coverage in the amount of $81,236.

NOTE 7 - SUBSEQUENT EVENT

In August 1998, the Company entered into a three (3) year employment agreement with Thomas Minkoff providing for annual compensation of $91,200 increasing to $115,000 upon the consummation of the Company's public offering.

NOTE 8 - GOING CONCERN

The Company is dependent upon the successful completion of the public offering to begin its proposed plan of operation, and the Company will need substantial additional financing to fund its activities after the consummation of the offering, without which the Company will be unable to continue as a going concern. Such financing may come from a variety of sources, including private placements, additional public offerings or loans. Any debt financing is likely to be secured by mortgages or other liens on the Company's facilities or assets. There can be no assurance that the financial resources of the Company will be adequate to service such debt financing and, if not, the facilities or assets may be foreclosed upon to satisfy such indebtedness. No assurance can be given that any future financing (either equity or debt) will be available or, if available, that it can be obtained on terms advantageous to the Company. If such financing, is required but is not available, the Company may be forced to significantly restrict, curtail or abandon its activities.

NOTE 9 - MERGER (UNAUDITED)

On September 18, 1998 the Company acquired F. Michael Roberts & Associates, Inc. in a business combination accounted for as a purchase. F. Michael Roberts & Associates, Inc. is engaged primarily in the area of health care consulting. The results of operations of F. Michael Roberts & Associates, Inc. is included in the accompanying financial statements since date of acquisition. The total cost of the acquisition was $10,250, which exceeded the fair value of the net assets of F. Michael Roberts & Associates, Inc. by $10,250. The excess of cost over fair value is being amortized on the straight-line method over 40 years.

NOTE 10 - UNAUDITED INTERIM FINANCIAL INFORMATION

The interim financial information as of September 30, 1998 has been prepared from the unaudited financial records of Regional Capital Management Corporation and in the opinion of management reflects all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations and cash flows for the interim period.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Florida Business Corporation Act ("FBCA") provides that in certain cases, each officer and director of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such. FBCA ss. 607.0850 ("Indemnification of officers, directors, employees and agents") provides:

      (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

            (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

            (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

            (c)  By independent legal counsel:

                  1.  Selected  by  the  board  of  directors   prescribed  in
paragraph (a) or the committee prescribed in paragraph (b); or

                  2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

            (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

      (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

            (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

            (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

            (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

            (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

      (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

      (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

            (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

            (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

            (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

      (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

      (11)  For purposes of this section;

            (a)  The term "other enterprises" includes employee benefit plans;

            (b) The term "expenses" includes counsel fees, including those for appeal;

            (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

            (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

            (e)  The term "agent" includes a volunteer;

            (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
            (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

      (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

      The Company has entered into Indemnification Agreements with Thomas H. Minkoff, its President and Chief Executive Officer, and F. Michael Roberts, its Chief Operating Officer.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.



Securities and Exchange Commission Registration Fee       $  3,274.50
NASD Filing Fee ...................................       $__________
Underwriter's Commission ..........................       $   510,000
Printing and Engraving Expenses ...................       $    35,000
Accounting Fees and Expenses ......................       $__________
Legal Fees and Expenses ...........................       $__________
Blue Sky Qualification Fees and Expenses ..........       $__________
Transfer Agent Fees and Expenses ..................       $__________
Non-Accountable Expense Allowance .................       $__________

Miscellaneous .....................................       $__________

Total .............................................       $__________

      All amounts except the Securities and Exchange Commission Registration Fee are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      In January 1998 the Company consummated the sale of ten units at a price of $50,000 per unit. Each unit consisted of 25,000 shares of Common Stock and a Private Placement Warrant to purchase an additional 25,000 shares of Common Stock. The aggregate gross proceeds of this Offering were $500,000. The securities issued in this transaction were intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506 of Regulation D ("Regulation D") promulgated thereunder and
Section 4(2) of the Securities Act. All purchasers of securities in this Offering were "Accredited Investors" (as defined in Rule 501 of Regulation D). Based on the size of this Offering, the "Accredited Investor" status of the purchaser and the limited nature of the offering, the Company was able to claim the Rule 506 exemption. The terms of the warrants issued in this private offering, including the exercise price, will be identical to the terms of the Warrants issued in this Offering.

      In January 1998 the Company issued warrants to purchase 500,000 shares of Common Stock to Mr. Thomas H. Minkoff. The securities issued in this transaction were intended to be exempt from registration pursuant to Section 4(2) of the Securities Act. The exercise price of these warrants, as well as the other terms of these warrants, will be identical to the price and terms of the Warrants issued in this Offering. The Company was able to claim the Section 4(2) exemption because of the very limited nature of this issuance of securities and the fact that Mr. Minkoff is an "Accredited Investor," under Rule 501 of Regulation D, as well as the Chief Executive Officer of the Company.

      On September 18, 1998, the Company issued 250,000 shares of Common Stock to F. Michael Roberts as part of the consideration paid in the merger (the "Merger") between the Company and F. Michael Roberts & Associates, Inc. ("Associates"). The securities issued in the Merger were intended to be exempt from registration pursuant to Section 4(2) of the Securities Act. Mr. Roberts is the Chief Operating Officer of the Company. The aggregate consideration received by the Company in this transaction was 100 shares of the Common Stock of Associates, which represented all of Associates' outstanding Common Stock. The Company was able to claim the Section 4(2) exemption for this transaction because of the very limited nature of this issuance of securities.

      For all of the transactions listed in this Item other exemptions from registration under the Securities Act may also have been available.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) The following exhibits are filed as part of this registration statement:

Exhibit
No.                  Title
---                  -----

1.1    Form of Underwriting Agreement**

3.1    Amended and Restated Articles of Incorporation*

3.2    Bylaws*

4.1    Form of Stock Certificate**

4.2    1998 Stock Incentive Plan**

5.1 Form of Opinion of Kirkpatrick & Lockhart LLP regarding the validity of the securities offered**

10.1   Executive Employment Agreement between the Company and Thomas H. Minkoff*

10.2   Indemnification Agreement between the Company and Thomas H. Minkoff*

10.3   Form of Warrant**

10.4   Form of Private Placement Warrant

10.5   Form of Additional Warrant

10.6   Form of Escrow Agreement**

10.7   Form of Transfer Agent Agreement**

10.8   Form of Warrant Agent Agreement**

10.9   Executive Employment Agreement between the Company and F. Michael Roberts

10.10  Indemnification Agreement between the Company and F. Michael Roberts

23.1   Consent of Kirkpatrick & Lockhart LLP**

23.2   Consent of Hurd, Hawkins, Meyer, Radosevich & Stevenson, P.A.

27     Financial Data Schedule

99.1   Consent of Director-Designee (William F. Nowak)*

99.2   Consent of Director-Designee (Marc S. Kallins, M.D.)*

99.3   Consent of Director-Designee (Donald Behnke, M.D.)*

99.4   Consent of Director-Designee (John B. Gallagher)*

*     Previously filed
**    To be filed by amendment.

ITEM 28.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

         (1)To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any  prospectus  required by Sections  10(a)(3) of the
                Securities Act;

            (ii)To reflect in the  prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

         (1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, Florida, on December 7, 1998.

                                 REGIONAL CAPITAL MANAGEMENT CORPORATION


                                 By:  /s/ Thomas H. Minkoff
                                      ---------------------
                                      Thomas H. Minkoff,
                                      President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                               DATE


/s/ Thomas H. Minkoff    Chairman of the Board of Directors, December 7, 1998
Thomas H. Minkoff        President, Treasurer (Principal
                         Executive Officer; Principal
                         Financial Officer;
                         Principal Accounting Officer);
                         Director

INDEX TO EXHIBITS

Exhibit
No.                  Title                                                 Page
---                  -----                                                 ----

1.1    Form of Underwriting Agreement**

3.1    Amended and Restated Articles of Incorporation*

3.2    Bylaws*

4.1    Form of Stock Certificate**

4.2    1998 Stock Incentive Plan**

5.1 Form of Opinion of Kirkpatrick & Lockhart LLP regarding the validity of the securities offered**

10.1   Executive Employment Agreement between the Company and Thomas H. Minkoff*

10.2   Indemnification Agreement between the Company and Thomas H. Minkoff*

10.3   Form of Warrant**

10.4   Form of Private Placement Warrant

10.5   Form of Additional Warrant

10.6   Form of Escrow Agreement**

10.7   Form of Transfer Agent Agreement**

10.8   Form of Warrant Agent Agreement**

10.9   Executive Employment Agreement between the Company and F. Michael Roberts

10.10  Indemnification Agreement between the Company and F. Michael Roberts

23.1   Consent of Kirkpatrick & Lockhart LLP**

23.2   Consent of Hurd, Hawkins, Meyer, Radosevich & Stevenson, P.A.

27     Financial Data Schedule

99.1   Consent of Director-Designee (William F. Nowak)*

99.2   Consent of Director-Designee (Marc S. Kallins, M.D.)*

99.3   Consent of Director-Designee (Donald Behnke, M.D.)*

99.4   Consent of Director-Designee (John B. Gallagher)*

*     Previously filed
**    To be filed by amendment.